Exhibit 4.1


                          VISHAY INTERTECHNOLOGY, INC.

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                   as Trustee

                 3 5/8% Convertible Subordinated Notes due 2023

                              ---------------------


                                    INDENTURE


                              ---------------------

                           Dated as of August 6, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.  Definitions...................................................1
SECTION 1.02.  Other Definitions.............................................6
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.............7
SECTION 1.04.  Rules of Construction.........................................7

                                    ARTICLE 2

                       THE CONVERTIBLE SUBORDINATED NOTES

SECTION 2.01.  Form..........................................................8
SECTION 2.02.  Execution and Authentication..................................9
SECTION 2.03.  Registrar, Paying Agent and Conversion Agent..................9
SECTION 2.04.  Paying Agent to Hold Money in Trust..........................10
SECTION 2.05.  Holder Lists.................................................10
SECTION 2.06.  Transfer and Exchange........................................10
SECTION 2.07.  Replacement Convertible Subordinated Notes...................12
SECTION 2.08.  Outstanding Convertible Subordinated Notes...................13
SECTION 2.09.  When Treasury Convertible Subordinated Notes Disregarded.....13
SECTION 2.10.  Temporary Convertible Subordinated Notes.....................13
SECTION 2.11.  Cancellation.................................................14
SECTION 2.12.  Defaulted Interest...........................................14
SECTION 2.13.  CUSIP Number.................................................15
SECTION 2.14.  Restrictions on Transfer.....................................15

                                    ARTICLE 3

                                    COVENANTS

SECTION 3.01.  Payments on the Notes........................................16
SECTION 3.02.  Commission and Other Reports.................................16
SECTION 3.03.  Compliance Certificate.......................................16
SECTION 3.04.  Maintenance of Office or Agency..............................17
SECTION 3.05.  Continued Existence..........................................17
SECTION 3.06.  Appointments to Fill Vacancies in Trustee's Office...........17
SECTION 3.07.  Stay, Extension and Usury Laws...............................17
SECTION 3.08.  Taxes........................................................18
SECTION 3.09.  Investment Company Act.......................................18
SECTION 3.10.  Delivery of Certain Information..............................18

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                                    ARTICLE 4

                             REDEMPTION AND PURCHASE

SECTION 4.01.  Right to Redeem; Notices to Trustee..........................18
SECTION 4.02.  Selection of Notes to Be Redeemed............................19
SECTION 4.03.  Notice of Redemption.........................................19
SECTION 4.04.  Effect of Notice of Redemption...............................20
SECTION 4.05.  Deposit of Redemption Price..................................20
SECTION 4.06.  Notes Redeemed in Part.......................................21
SECTION 4.07.  Arrangement on Call for Redemption...........................21
SECTION 4.08.  Purchase of Notes at the Option of the Holders...............21
SECTION 4.09.  Repurchase at the Option of Holders Upon Fundamental
               Change.......................................................27
SECTION 4.10.  Effect of Purchase Notice or Fundamental Change
               Repurchase Notice............................................35
SECTION 4.11.  Deposit of Purchase Price or Fundamental Change
               Repurchase Price.............................................36
SECTION 4.12.  Notes Purchased in Part......................................36
SECTION 4.13.  Covenant to Comply with Securities Laws upon Purchase of
               Convertible Subordinated Notes...............................37
SECTION 4.14.  Repayment to the Company.....................................37

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.  Company May Consolidate, etc., Only on Certain Terms.........37
SECTION 5.02.  Successor Corporation Substituted............................38
SECTION 5.03.  Repurchase at the Option of Holders upon Fundamental
               Change.......................................................38

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default............................................39
SECTION 6.02.  Acceleration.................................................40
SECTION 6.03.  Other Remedies...............................................41
SECTION 6.04.  Waiver of Past Defaults......................................41
SECTION 6.05.  Control by Majority..........................................41
SECTION 6.06.  Limitation on Suits..........................................41
SECTION 6.07.  Rights of Holders to Receive Payment.........................42
SECTION 6.08.  Collection Suit by Trustee...................................42
SECTION 6.09.  Trustee May File Proofs of Claim.............................42
SECTION 6.10.  Priorities...................................................42
SECTION 6.11.  Undertaking for Costs........................................43

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                                    ARTICLE 7

                                   THE TRUSTEE

SECTION 7.01.  Duties of the Trustee........................................43
SECTION 7.02.  Rights of the Trustee........................................44
SECTION 7.03.  Individual Rights of the Trustee.............................46
SECTION 7.04.  Trustee's Disclaimer.........................................46
SECTION 7.05.  Notice of Defaults...........................................46
SECTION 7.06.  Reports by the Trustee to Holders............................46
SECTION 7.07.  Compensation and Indemnity...................................47
SECTION 7.08.  Replacement of the Trustee...................................48
SECTION 7.09.  Successor Trustee by Merger, etc.............................49
SECTION 7.10.  Eligibility, Disqualification................................49
SECTION 7.11.  Preferential Collection of Claims Against Company............49

                                    ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  Discharge of Indenture.......................................49
SECTION 8.02.  Deposited Monies to Be Held in Trust by Trustee..............50
SECTION 8.03.  Paying Agent to Repay Monies Held............................50
SECTION 8.04.  Return of Unclaimed Monies...................................50
SECTION 8.05.  Reinstatement................................................51

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.  Without the Consent of Holders...............................51
SECTION 9.02.  With the Consent of Holders..................................52
SECTION 9.03.  Compliance with the Trust Indenture Act......................53
SECTION 9.04.  Revocation and Effect of Consents............................53
SECTION 9.05.  Notation on or Exchange of Convertible Subordinated
               Notes........................................................54
SECTION 9.06.  Trustee Protected............................................54

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01. Trust Indenture Act Controls.................................54
SECTION 10.02. Notices......................................................54
SECTION 10.03. Communication by Holders with Other Holders..................55
SECTION 10.04. Certificate and Opinion as to Conditions Precedent...........55
SECTION 10.05. Statements Required in Certificate or Opinion................55
SECTION 10.06. Rules by Trustee and Agents..................................56

SECTION 10.07. Legal Holidays...............................................56
SECTION 10.08. No Recourse Against Others...................................57
SECTION 10.09. Counterparts.................................................57
SECTION 10.10. Other Provisions.............................................57
SECTION 10.11. Governing Law................................................57
SECTION 10.12. No Adverse Interpretation of Other Agreements................58
SECTION 10.13. Successors...................................................58
SECTION 10.14. Severability.................................................58
SECTION 10.15. Table of Contents, Headings, etc.............................58

                                   ARTICLE 11

                 CONVERSION OF CONVERTIBLE SUBORDINATED NOTES

SECTION 11.01. Right to Convert.............................................58
SECTION 11.02. Exercise of Conversion Privilege; Issuance of Common
               Stock on Conversion; No Adjustment for Interest or
               Dividends....................................................58
SECTION 11.03. Cash Payments in Lieu of Fractional Shares...................61
SECTION 11.04. Conversion Price.............................................61
SECTION 11.05. Adjustment of Conversion Price...............................61
SECTION 11.06. Effect of Reclassification, Consolidation, Merger or
               Sale.........................................................69
SECTION 11.07. Taxes on Shares Issued.......................................70
SECTION 11.08. Reservation of Shares; Shares to Be Fully Paid; Listing
               of Common Stock..............................................70
SECTION 11.09. Responsibility of Trustee....................................71
SECTION 11.10. Notice to Holders Prior to Certain Actions...................71
SECTION 11.11. Restriction on Common Stock Issuable Upon Conversion.........72

                                   ARTICLE 12

                                CONVERSION EVENTS

SECTION 12.01. Conversion Upon Satisfaction of Sale Price Condition.........73
SECTION 12.02. Conversion Based on Trading Price of the Notes...............73
SECTION 12.03. Conversion Upon Credit Rating Event..........................74
SECTION 12.04. Conversion Upon Notice of Redemption.........................74
SECTION 12.05. Conversion Upon Specified Corporate Transactions.............74
SECTION 12.06. Notification of Right to Convert.............................75

                                   ARTICLE 13

                                  SUBORDINATION

SECTION 13.01. Notes Subordinate to Senior Indebtedness.....................75
SECTION 13.02. No Payments in Certain Circumstances; Payment Over of
               Proceeds upon Dissolution, Etc...............................76
SECTION 13.03. Trustee to Effectuate Subordination..........................78

SECTION 13.04. No Waiver of Subordination Provisions........................78
SECTION 13.05. Notice to Trustee............................................79
SECTION 13.06. Reliance on Judicial Order of Certificate of Liquidating
               Agent........................................................79
SECTION 13.07. Trustee Not Fiduciary for Holders of Senior Indebtedness.....80
SECTION 13.08. Reliance by Holders of Senior Indebtedness on
               Subordination Provisions.....................................80
SECTION 13.09. Rights of Trustee as Holder of Senior Indebtedness;
               Preservation of Trustee's Rights.............................80
SECTION 13.10. Article Applicable to Paying Agents..........................80
SECTION 13.11. Certain Conversions and Repurchases Deemed Payment...........81



EXHIBIT A:  FORM OF NOTE
EXHIBIT B:  FORM OF RESTRICTED COMMON STOCK LEGEND
EXHIBIT C:  FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED
            COMMON STOCK

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CROSS-REFERENCE TABLE*
Trust Indenture                                                  Indenture
Act Section                                                       Section
-----------                                                       -------

310(a)(1)............................................                8.10
   (a)(2)............................................         8.10, 11.10
   (a)(3)............................................                 n/a
   (a)(4)............................................                 n/a
   (a)(5)............................................                 n/a
   (b)...............................................   8.08, 8.10, 11.02
   (c)...............................................                 n/a

3.11(a)..............................................                8.11
   (b)...............................................                8.11
   (c)...............................................                 n/a

312(a)...............................................                2.05
   (b)...............................................               11.03
   (c)...............................................                 n/a

313(a)...............................................                8.06
   (b)(1)............................................                 n/a
   (c)...............................................         8.06, 11.02
   (d)...............................................                8.06

314(a)...............................................         3.02, 11.02
   (b)...............................................                 n/a
   (c)(1)............................................               11.04
   (c)(2)............................................               11.04
   (c)(3)............................................                 n/a
   (d)...............................................                 n/a
   (e)...............................................               11.05

315(a)...............................................             8.01(b)
   (b)...............................................         8.05, 11.02
   (c)...............................................             8.01(a)
   (d)...............................................             8.01(c)
   (e)...............................................                7.11

316(a)(last sentence)................................                2.09
   (a)(1)(A).........................................                7.05
   (a)(1)(B).........................................                7.04
   (a)(2)............................................                 n/a
   (b)...............................................                7.07
   (c)...............................................               10.04

317(a)(1)............................................                7.08
   (a)(2)............................................                7.09
   (b)...............................................                2.04

318(a)...............................................               11.01
   (b)...............................................                 n/a
   (c)...............................................               11.01


-----------------
"n/a" means not applicable.

*This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

      THIS INDENTURE, dated as of August 6, 2003, is between Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), and Wachovia Bank, National Association, a national banking institution incorporated under the laws of the United States of America (the "Trustee"). The Company has duly authorized the creation of its 3 5/8% Convertible Subordinated Notes due 2023 (the "Convertible Subordinated Notes" or the "Notes"), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time of the
Notes:

                                   ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.     Definitions.

      "Additional Amounts" shall be as set forth in paragraph 16 of the Note, the form of which is attached as Exhibit A hereto, qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

      "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control of with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

      "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

      "Agent Member" means any member of, or participant in, the Depositary.

      "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

      "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

      "Class B Common Stock" shall mean the shares of Class B common stock, $0.10 par value per share, of the Company as it exists on the date of this Indenture or any shares of Capital Stock of the Company into which the Class B Common Stock shall be reclassified or changed.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at the time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

      "Common Stock" shall mean the shares of common stock (other than the Class B Common Stock), $0.10 par value per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

      "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor. References to the Company shall not include any Subsidiary.

      "Continuing Director" means a director who either was a member of the Board of Directors on July 31, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

      "Conversion Price" shall be as specified in paragraph 9 of the Note, the form of which is attached hereto as Exhibit A, as adjusted in accordance with the provisions of Article 11.

      "Conversion Rate" shall have the meaning set forth in Article 12 and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A, subject to adjustment in accordance with the provisions of Article 11.

      "Convertible Subordinated Notes" or the "Notes" means the 3 5/8% Convertible Subordinated Notes due 2023 issued, authenticated and delivered pursuant to this Indenture.

      "Corporate Trust Office" or other similar term means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 123 South Broad Street, Philadelphia, Pennsylvania, 19109, Attention: Corporate Trust Administration, PA1249,
Facsimile: (215) 670-6340.

      "Credit Agreement" means the Amended and Restated Long Term Revolving Credit Agreement, dated as of June 1, 1999, as amended, between the Company, Comerica Bank, as administrative agent, and the lenders named therein, as the same may be modified, amended, restated or refinanced from time to time.

      "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

      "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

      "DTC" means The Depository Trust Company, a New York corporation.

      "ex-dividend date" shall have the meaning set forth in Article 12 hereof and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

      "Global Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

      "Holder" means a person in whose name the Notes are registered on the Registrar's books.

      "Indenture" means this Indenture as amended or supplemented from time to time.

      "Initial Purchasers" means J.P. Morgan Securities Inc., Banc of America Securities LLC, Wachovia Capital Markets, LLC. and the other Initial Purchasers named in the Purchase Agreement.

      "Interest Payment Date" means February 1 and August 1 of each year, beginning February 1, 2004.

      "Market Price" means the average of the last reported sale prices of the shares of Common Stock for the five day trading period ending on the third trading day prior to the applicable Purchase Date, Fundamental Change Repurchase Date or Conversion Date, as the case may be, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, Fundamental Change Repurchase Date or Conversion Date, as the case may be, of any event described in Section 11.05; subject, however, to the conditions set forth in Section 11.05.

      "Material Subsidiary" means a Subsidiary of the Company, including such Subsidiary's subsidiaries, which meets any of the following conditions:

      (i) the Company and its other Subsidiaries' investments in and advances to such Subsidiary exceed 5% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

      (ii) the Company and its other Subsidiaries' proportional share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 5% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

      (iii) the Company and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 5% of such income of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year.

      "Maturity Date" means August 1, 2023.

      "Offering Memorandum" means the final offering memorandum, dated July 31, 2003, relating to the Notes, including any supplements and amendments thereto.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title "Vice President"), the Treasurer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

      "Officer's Certificate" means a certificate signed by an Officer of the Company.

      "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company or the Trustee, except to the extent otherwise indicated in this Indenture.

      "Permitted Junior Securities" means securities of the Company or any other corporation that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in Article 13.

      "Permitted Holder" means each of Dr. Felix Zandman or his wife, children or lineal descendants, the Estate of Mrs. Luella B. Slaner or her children or lineal descendants, any trust established for the benefit of such persons, or any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange
Act), directly or indirectly, controlling, controlled by or under common control with any such person mentioned in this paragraph or any trust established for the benefit of such persons or any charitable trust or non-profit entry established by a Permitted Holder, or any group in which such Permitted Holders hold more than a majority of the voting power of the Common Stock and Class B Common Stock deemed to be beneficially owned by such group.

      A "person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

      "Premium" means any premium payable under the terms of the Notes.

      "Purchase Agreement" means the Purchase Agreement related to the Notes, dated July 31, 2003, between the Company and the Initial Purchasers.

      "Qualified Institutional Buyer" has the meaning assigned to that term in Rule 144A under the Securities Act

      "Purchase Date" means August 1, 2008, August 1, 2010, August 1, 2013 and August 1, 2018, as applicable, as specified in the relevant Purchase Notice.

      "Redemption Date" means the business day specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture, as set forth in a notice of redemption.

      "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes and the Common Stock issuable upon conversion of such Notes, dated August 6, 2003, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

      "Regular Record Date" means the January 15 or July 15 immediately preceding each Interest Payment Date.

      "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit B hereto.

      "Restricted Securities Legend" means the legend labeled as such and that is set forth in Exhibit A hereto.

      "Rule 144" means Rule 144 promulgated under the Securities Act and any successor rule or regulation of the Securities and Exchange Commission.

      "Rule 144A means Rule 144A promulgated under the Securities Act and any successor rule or regulation of the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Senior Indebtedness" means, without duplication, the principal of (and premium, if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money including, without limitation, under the Credit Agreement and whether secured or unsecured, (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of the Company under (a) interest rate swaps, caps, collars, options and similar arrangements, (b) any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge or any other hedging arrangements, and (c) credit swaps, caps, floors, collars and similar arrangements, (iv) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a Subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles), (v) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (vi) reimbursement obligations of the Company in respect of letters of credit, banker's acceptances, security purchase facilities or similar credit transactions relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (v) above, (vii) pension plan obligations, and (viii) obligations of the Company under direct or indirect guarantees or to which the Company is liable as an obligor, surety or otherwise in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above, in each case unless in the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is subordinate to or ranks pari passu in right of payment to the Notes and provided, however, that the Notes shall rank pari passu in right of payment to the Company's Liquid Yield OptionTM Notes (LYONs) due 2021.

      "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

      A "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as provided in Sections 10.03 and 12.07.

      "trading price" shall have the meaning specified in Article 12 hereof and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A.

      "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Indenture.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

SECTION 1.02.     Other Definitions.

                                                                    Defined in
                                                                     Section
                                                                     -------

"Bankruptcy Law".............................................       6.01(g)
"business day"...............................................       10.07
"Company's Notice"...........................................       4.08(h)
"Company's Notice Date"......................................       4.08(h)
"Conversion Agent"...........................................       2.03
"Conversion Date"............................................       11.02(d)
"Current Market Price".......................................       11.05(g)(1)

"Custodian"..................................................       6.01(g)
"Event of Default"...........................................       6.01
"Expiration Time"............................................       11.05(f)
"fair market value"..........................................       11.05(g)(2)
"Fundamental Change".........................................       4.09(a)
"Fundamental Change Date"....................................       4.09(b)
"Fundamental Change Notice"..................................       4.09(b)
"Fundamental Change Offer"...................................       4.09(b)
"Fundamental Change Offer Termination Date"..................       4.09(c)
"Fundamental Change Repurchase Date".........................       4.09(b)
"Fundamental Change Repurchase Notice".......................       4.09(d)
"Fundamental Change Repurchase Price"........................       4.09(b)
"Global Security"............................................       2.01(a)
"Investment Company Act".....................................       3.09
"last reported sale price"...................................       11.05(g)(3)
"non-electing share".........................................       11.06
"Paying Agent"...............................................       2.03
"Purchase Notice"............................................       4.08(a)(i)
"Purchase Price".............................................       4.08(a)
"Purchased Shares"...........................................       11.05(f)(ii)
"Record Date"................................................       11.05(g)(4)
"Redemption Price"...........................................       4.01(a)
"Register"...................................................       2.03
"Registrar"..................................................       2.03
"Rule 144A Information"......................................       3.10
"Securities".................................................       11.05(d)
"Special Record Date"........................................       2.12(b)
"trading day"................................................       11.05(g)(5)
"Trigger Event"..............................................       11.05(d)

SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     Rules of Construction.

      Unless the context otherwise requires:

      (a)   a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c)   "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular; and

      (e)   the male, female and neuter genders include one another.

                                   ARTICLE 2

                       THE CONVERTIBLE SUBORDINATED NOTES

SECTION 2.01.     Form.

      (a) The Notes are being offered and sold by the Company pursuant to the Purchase Agreement. The Notes are being offered and sold to Qualified Institutional Buyers in reliance on Rule 144A, pursuant to the Purchase Agreement and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend as set forth in Exhibit A hereto (each, a "Global Security"). Any Global Security shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

      (b) This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that
(i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

      Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

      (c) Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Notes in definitive form. If applicable, certificated Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(f).

SECTION 2.02.     Execution and Authentication.

      One Officer shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated and delivered by the Trustee, the Note shall nevertheless be valid as though the person who signed such Note had not ceased to be such Officer.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Notes for original issue up to an aggregate principal amount of $450,000,000 (plus up to an additional $50,000,000 aggregate principal amount of Notes that may be sold by the Company to the Initial Purchasers pursuant to the option granted pursuant to the Purchase Agreement). The aggregate principal amount of Notes outstanding at any time may not exceed $500,000,000, except as provided in Section 2.07.

      The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.     Registrar, Paying Agent and Conversion Agent.

      The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange ("Registrar"); (ii) where Notes may be presented for payment ("Paying Agent"); (iii) an office or agency where Notes may be presented for conversion (the "Conversion Agent"); and (iv) where notices and demands to or upon the Company in respect of Notes and this Indenture may be served by the Holders. The Registrar shall keep a Register ("Register") of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Registrar" includes any additional registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Article 6 and Section 4.09, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the

Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.

SECTION 2.04.     Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest or Additional Amounts, if any, on, or the Redemption Price, Purchase Price or Fundamental Change Repurchase Price for, the Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.     Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven business days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.     Transfer and Exchange.

      (a) When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges from the Holder requesting such registration of transfer or exchange.

      (b) The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased).

      (c) All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

      (d) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall only be made in accordance with Sections 2.01(b) and 2.10; provided, however, that, subject to 2.01(b), beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Notice to Investors" in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

      Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (e) In the event that a Global Security is exchanged for certificated Notes in definitive form pursuant to Section 2.10(b) prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such exchange may occur, and such Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the Holder directing the Trustee to authenticate and deliver one or more Notes in definitive form of the same aggregate principal amount as the Global Security or the Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 or any other exemption from registration under the Securities Act (other than a transfer to a Qualified Institutional Buyer pursuant to Rule 144A), legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

      (f) Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Notes are issued upon the registration of transfer, exchange or replacement of Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restricted Securities Legend on the Notes, the Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 or any other exemption from registration under the Securities Act (other than a transfer to a Qualified Institutional Buyer pursuant to Rule 144A), may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule

144A or Rule 144 or that such Notes are not "restricted" within the meaning of Rule 144. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

      (g) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

      (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary's participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07.     Replacement Convertible Subordinated Notes.

      (a) If a mutilated Note is surrendered to the Trustee or if the Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and deliver a replacement Note in exchange for any such mutilated Note or in lieu of any such lost or destroyed or stolen Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Note, the Holder must provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Note is replaced. The Company and the Trustee may charge the relevant Holder for their expenses in replacing any Note.

      (b) The Trustee or any authenticating agent may authenticate any such substituted Note, and deliver the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature, submitted for redemption or repurchase pursuant to Article 4 or is about to be converted into Common Stock pursuant to Articles 11 and 12, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the paying agent or conversion agent such security or indemnity as may be required by the Company or the Trustee to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

      (c) Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Notes duly issued, authenticated and delivered hereunder.

SECTION 2.08.     Outstanding Convertible Subordinated Notes.

      The Notes outstanding at any time are all the Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

      If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

      If Notes are considered paid under Section 3.01 or converted pursuant to Articles 11 and 12, they cease to be outstanding, and interest and Additional Amounts, if any, on them ceases to accrue.

      Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

SECTION 2.09.     When Treasury Convertible Subordinated Notes Disregarded.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.     Temporary Convertible Subordinated Notes.

      (a) In the event that definitive Notes are to be issued under the terms of this Indenture, until such definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (printed or lithographed). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Notes in definitive form only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice.

      (c) Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Notes in definitive form shall, if held by the Depository, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Notes in the form of certificated Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(f), bear the Restricted Securities Legend set forth in Exhibit A hereto.

      (d) Prior to any transfer pursuant to Section 2.10(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.11.     Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall dispose of cancelled Notes in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition and, after such disposition, shall deliver a certificate of disposition to the Company. The Company may not issue new Notes to replace Notes that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any Holder has (i) converted pursuant to Articles 11 and 12 hereof or (ii) submitted for repurchase pursuant to Article 4 hereof (unless such submission is withdrawn in accordance with the terms of this Indenture).

SECTION 2.12.     Defaulted Interest.

      (a) If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, as provided in Section 3.01. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are Holders on a subsequent special record date. The Company shall fix any such record date.

      (b) The Company may elect to make payment of any defaulted interest to the persons in whose names the Notes are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such defaulted interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Holders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such defaulted interest and the Special Record Date therefor having been mailed as aforesaid, such defaulted interest shall be paid to the persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following paragraph (c).

      (c) The Company may make payment of any defaulted interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.13.     CUSIP Number.

      The Company in issuing the Notes may use "CUSIP" numbers and, if so, the Trustee shall use CUSIP numbers in notices of repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.     Restrictions on Transfer.

      The Company agrees that it will refuse to register any transfer of Notes or any shares of Common Stock issued upon conversion of Notes that is not made pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this paragraph shall not be applicable to any Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

                                   ARTICLE 3

                                   COVENANTS

SECTION 3.01.     Payments on the Notes.

      The Company shall promptly pay the principal of and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Principal, interest, Additional Amounts, if any, Redemption Price, Purchase Price and Fundamental Change Repurchase Price, as applicable, shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds as of 11:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest, Additional Amounts, if any, Redemption Price, Purchase Price or the Fundamental Change Repurchase Price then due.

      To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Notes, compounded semiannually; and
(ii) overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 3.02.     Commission and Other Reports.

      The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall provide the Trustee with copies of such information, documents or reports which may be required, in accordance with rules and regulations prescribed by the Commission, pursuant to Section 13 of the Exchange Act. In such event, such reports shall comply with Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 3.03.     Compliance Certificate.

      The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending December 31, 2003, an Officer's Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts, if any, on the Notes are prohibited.

      The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.04.     Maintenance of Office or Agency.

      The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Notes may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 3.05.     Continued Existence.

      Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 3.06.     Appointments to Fill Vacancies in Trustee's Office.

      The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 3.07.     Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company's obligation to pay the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.08.     Taxes.

      The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (i) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole, or (ii) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 3.09.     Investment Company Act.

      As long as any Notes are outstanding, the Company will conduct its business and operations so as not to become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and will take all steps required in order for it to continue not to be an "investment company" and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

SECTION 3.10.     Delivery of Certain Information.

      At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE 4

                             REDEMPTION AND PURCHASE

SECTION 4.01.     Right to Redeem; Notices to Trustee.

      (a) The Company, at its option, may redeem all or a portion of the Notes on or after August 1, 2010 at a redemption price in cash ("Redemption Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to, but excluding, the Redemption Date.

      (b) If the Company elects to redeem Notes pursuant to the terms of the Notes and this Indenture, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price payable on the Redemption Date. The Company shall deliver to the Trustee the notice of redemption provided for in this Section 4.01 by means of a written request or order signed in the name of the Company by any Officer at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be fewer than 15 days after the date of notice to the Trustee (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall be thereby be void and of no effect.

Selection of Notes to Be Redeemed.

      (c) If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption.

      (d) Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the amount of Notes or portions thereof to be redeemed.

      (e) If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

SECTION 4.02.     Notice of Redemption.

      (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

              (i)    the Redemption Date;

              (ii)   the Redemption Price;

              (iii)  the then current Conversion Price;

              (iv)   the name and address of the Paying Agent and Conversion
      Agent;

              (v) that Notes called for redemption may be converted at any time prior to the close of business on the second business day immediately preceding the Redemption Date;

              (vi) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 of the Note;

              (vii) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

              (viii) if fewer than all the outstanding Notes are to be redeemed, the certificate number and principal amounts of the particular Notes to be redeemed;

              (ix) that, unless the Company defaults in making payment of such Redemption Price, the Notes called for redemption will cease to be outstanding and interest, including any defaulted interest and Additional Amounts, if any, on the Notes called for redemption will cease to accrue on and after the Redemption Date;

              (x) the election of the Company (which, subject to the provisions of Article 11 hereof, shall be irrevocable) to deliver shares of Common Stock or to pay cash in lieu of delivery of shares of Common Stock with respect to any Notes that may be converted after the mailing of such notice and prior to the Redemption Date;

              (xi) the CUSIP number, if any, printed on the Notes to be redeemed; and

              (xii) that all rights of the Holder will terminate on and after the Redemption Date (other than the right to receive the Redemption Price upon delivery or transfer of the Notes called for redemption).

      (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be satisfactory to the Trustee) prior to the date such notice of redemption must be mailed.

SECTION 4.03.     Effect of Notice of Redemption.

      Once notice of redemption is given pursuant to Section 4.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice of redemption.

SECTION 4.04.     Deposit of Redemption Price.

      (a) Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price for all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Articles 11 and 12. If such money is then held by the Company or its Subsidiary or an Affiliate of either of them, as Paying Agent, in trust and is not required for such purpose it shall be discharged from such trust.

      (b) If as of 11:00 a.m. (New York City time) on any Redemption Date the Paying Agent holds money sufficient to pay in full the Redemption Price for all Notes to be redeemed on such Redemption Date, other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted, the Notes will cease to be outstanding immediately following the close of business on the Redemption Date and interest and Additional Amounts, if any, on the Notes so purchased will cease to accrue on and after such Redemption Date. In such event, all rights of the Holder will terminate, other than the right to receive the Redemption Price upon delivery or transfer of the Notes to be so purchased.

SECTION 4.05.     Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Notes surrendered.

SECTION 4.06.     Arrangement on Call for Redemption.

      (a) In connection with any redemption of Notes, the Company may arrange at or shortly before the time of the redemption for the purchase of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or prior to 11:00 a.m. (New York City time) on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this
Article 4, the obligation of the Company to pay the Redemption Prices of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.

      (b) If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders as of the close of business on the Redemption Date, subject to payment of the above amount as aforesaid.

      (c) The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

SECTION 4.07.     Purchase of Notes at the Option of the Holders.

      (a) Notes shall be purchased by the Company, in whole or in part, at a purchase price (the "Purchase Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the relevant Purchase Date, at the option of the Holder thereof upon:

                  (i) delivery to the Paying Agent by the Holder of a written notice of purchase substantially in the form attached in Exhibit A hereto (a "Purchase Notice"), at any time from the opening of business on the date that is at least 20 business days prior to the relevant Purchase Date until the close of business on the third business day prior to such Purchase Date stating:

                     (A) the relevant Purchase Date;

                     (B) if certificated notes have been issued, the certificate number of the Notes which the Holder will deliver to be purchased;

                     (C) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof;

                     (D) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

                     (E) in the event the Company elects, pursuant to Section 4.08(e), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock, but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 4.08(g), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

                  (ii) delivery or book-entry transfer of such Note to the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

      If a Holder, in such Holder's Purchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause (E) of Section 4.08(a)(i), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (E).

      (b) The Company shall purchase from the Holder thereof, pursuant to this
Section 4.08, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

      (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 4.08 shall be consummated by the delivery of the Purchase Price promptly following the later of the Purchase Date and the time of delivery of the Note.

      (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.08 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the business day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section
4.10. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (e) The Notes to be purchased pursuant to Section 4.08(a) may be paid for, at the election of the Company, in cash or in Common Stock valued at the Market Price, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 4.08(f) and (g). The Company shall designate, in the Company's Notice delivered pursuant to Section 4.08(h), whether the Company will purchase the Notes for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay cash or shares of Common Stock; provided that the Company shall pay cash for fractional shares of Common Stock. For purposes of determining the existence of potential fractional shares of Common Stock, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 4.08 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 4.08(g) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state or foreign securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company's Notice to Holders except pursuant to this Section 4.08(e) or pursuant to Section 4.08(g) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

      If the Company elects to pay all or part of the Purchase Price in shares of Common Stock, the portion of interest attributable to the period from the later of August 6, 2003 and the date on which interest was last paid through the Purchase Date and defaulted interest, if any, with respect to the surrendered Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the shares of Common Stock (together with cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Note being purchased pursuant to the terms hereof; and such cash and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares of Common Stock) shall be treated as delivered pro rata, to the extent thereof, first in exchange for interest accrued through the Purchase Date and defaulted interest, if any, and the balance, if any, of such cash and the fair market value of such shares of Common Stock (and any such cash payment) shall be treated as delivered in exchange for the principal amount of the Note being purchased pursuant to the provisions hereof.

      (f) On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 4.08(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes.

      (g) On each Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 4.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      The Company may not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company shall pay cash for the current market value of the fractional share of Common Stock. The current market value of a fraction of a share of Common Stock shall be determined, to the nearest 1/1,000th of a share of Common Stock, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased.

      The Company's right to exercise its election to purchase the Notes pursuant to Section 4.08 through the issuance of shares of Common Stock shall be conditioned upon:

               (i) the Company's not having given its Company's Notice of an election to pay entirely in cash and its giving of a timely Company's Notice of election to purchase all or a specified percentage of the Notes with shares of Common Stock as provided herein;

               (ii) the listing of the shares of Common Stock to be issued in respect of the payment of the Purchase Price on the principal United States national securities exchange on which the shares of Common Stock are then listed or quoted or, if there are no then-listed shares, on the Nasdaq National Market;

               (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, if required; and

               (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

      The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 4.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

      (h) The Company's notice of whether it intends to pay the Purchase Price with cash or shares of Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided herein (the "Company's Notice"). The Company's Notice shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 business days prior to such Purchase Date (the "Company's Notice Date"). The Company's Notice shall state the manner of payment and shall contain the following information:

      In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company's Notice shall:

            (1) state that each Holder will receive shares of Common Stock in respect of the specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares of Common Stock);

            (2) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock;

            (3) set forth the method of calculating the Market Price of a share of Common Stock; and

            (4) state that because the Market Price of a share of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of a share of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

      In any case, each Company's Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

            (i) the Purchase Price and the Conversion Rate applicable on the Company's Notice Date;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Notes as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

            (v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (iv);

            (vi)  the procedures the Holder must follow to exercise rights under
      Section 4.08 and a brief description of those rights;

            (vii) briefly, the conversion rights of the Notes;

            (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
      Section 4.08(a)(i)(E) or Section 4.10);

            (ix) that, unless the Company defaults in making payment of such Purchase Price, interest, including defaulted interest, if any, on Notes covered by any Purchase Notice, will cease to accrue on and after the Purchase Date; and

             (x)   the CUSIP number of the Notes, if applicable.

      At the Company's request, the Trustee shall give such Company's Notice in the name of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company's Notice shall be prepared by the Company. In connection with providing the Purchase Notice, the Company shall publish a notice containing the information contained in such Purchase Notice in a newspaper of general circulation in The City of New York or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

      (i) All shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares of Common Stock or shares held in treasury, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company shall use its best efforts to list or cause to have quoted any share of Common Stock to be issued to purchase Notes on each United States National Securities Exchange or automated over-the-counter trading market in the United States on which the shares of Common Stock are then listed or quoted.

      (j) The Company shall deposit cash (in respect of a cash purchase under Section 4.08(f) or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 4.11, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 4.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through its stock transfer agent, a certificate for the number of shares of Common Stock issuable in payment of the Purchase Price. The Person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of shares of Common Stock on the business day following the Purchase Date. Subject to Section 4.08(g), no payment or adjustment will be made for dividends on any shares of Common Stock delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

      (k) If a Holder of a Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common

Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 4.08.     Repurchase at the Option of Holders Upon Fundamental Change.

      (a) A "Fundamental Change" shall be deemed to have occurred at such time as:

            (i) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Company or any of its Subsidiaries or any employee benefit plans of the Company or any of its Subsidiaries or any Permitted Holders) files a Schedule 13D or Schedule TO (or any successors to these schedules) under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of 50% or more, in the aggregate, of the voting power of the (x) Common Stock and Class B Common Stock then outstanding or (y) other Capital Stock into which the Common Stock or Class B Common Stock is reclassified or changed;

            (ii) one or more Permitted Holders file a Schedule 13D or Schedule TO (or any successors to these schedules) under the Exchange Act stating that they have become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 80% or more, in the aggregate, of the voting power of the (x) Common Stock and Class B Common Stock of the Company then outstanding or (y) other Capital Stock into which the Common Stock or Class B Common Stock is reclassified or changed;

            (iii) the consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than to a Subsidiary of the Company; provided, however, that a transaction where the holders of the Common Stock and the Class B Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change;

            (iv) the Continuing Directors cease to constitute at least a majority of the Company's board of directors;

            (v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

            (vi) the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States.

      A Fundamental Change shall not be deemed to have occurred, however, if either:

            (i) the last reported sale price of the Common Stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the Fundamental Change or the announcement thereof, equals or exceeds 105% of the Conversion Price in effect immediately before the earlier to occur of the Fundamental Change or the public announcement thereof; or

            (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Common Stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

      (b) Following a Fundamental Change (the date of each such occurrence being the "Fundamental Change Date"), the Company shall notify the Holders in writing of such occurrence (such written notice referred to herein as the "Fundamental Change Notice") and shall make an offer (the "Fundamental Change Offer") to repurchase all Notes then outstanding at a repurchase price (the "Fundamental Change Repurchase Price") equal to:

            (i) beginning on August 6, 2003 and ending on July 31, 2008, 105% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to but excluding, the Fundamental Change Repurchase Date (as defined below); or

            (ii) on August 1, 2008 and thereafter, 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined below).

The Fundamental Change Repurchase Price may be paid in cash or shares of Common Stock or any combination thereof, subject to the conditions set forth in Section 4.09(j). If the Company elects to pay all or a portion of the Fundamental Change Repurchase Price in shares of Common Stock, the shares of the Common Stock will be valued at 98% of the Market Price of the Common Stock.

      If the date on which payment of the Fundamental Change Repurchase Price is made (the "Fundamental Change Repurchase Date") is an Interest Payment Date, the Company shall pay interest to the person in whose name the Note is registered on the relevant Regular Record Date. In connection with providing the Fundamental Change Notice, the Company shall publish a notice containing the information contained in such Fundamental Change Notice in a newspaper of general circulation in The City of New York or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

      (c) The Fundamental Change Notice shall be mailed by or at the direction of the Company to the Holders as shown on the Register of such Holders maintained by the Registrar not more than 20 days after the applicable Fundamental Change Date at the addresses as shown on the Register maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Fundamental Change Offer shall remain open until a specified date (the "Fundamental Change Offer Termination Date") that is no later than 35 business days from the date the Fundamental Change Notice is mailed, subject to extension to comply with applicable law. Prior to the Fundamental Change Offer Termination Date, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000. The Company shall make payment for the Notes properly tendered on the Fundamental Change Repurchase Date, which shall promptly follow the Fundamental Change Offer Termination Date.

      (d) The Fundamental Change Notice, which shall govern the terms of the Fundamental Change Offer, shall include a form of written notice of repurchase substantially in the form attached in Exhibit A hereto (the "Fundamental Change Repurchase Notice") to be completed by the Holder and shall state or include:

            (i) that a Fundamental Change Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered will be accepted for payment;

            (ii) if certificated notes have been issued, the certificate number(s) or CUSIP number(s) of the Notes pursuant to which the Fundamental Change Offer is being made;

            (iii) the event, transaction or transactions that constitute the Fundamental Change, the date of such Fundamental Change and that Holders have the right to elect to have their Notes repurchased in accordance with the Company's Fundamental Change Offer;

            (iv) whether the Company will purchase the Notes for cash, shares of Common Stock or a combination thereof;

            (v) the Fundamental Change Repurchase Price for each Note, the Fundamental Change Offer Termination Date and the Fundamental Change Repurchase Date;

            (vi) the name and address of the Paying Agent and the Conversion Agent;

            (vii)  the Conversion Price and any adjustments thereto;

            (viii) that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to this Section 4.09 only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (ix) that any Note not accepted for payment will continue to accrue interest and Additional Amounts, if applicable, in accordance with the terms thereof;

            (x) that, unless the Company defaults on making the Fundamental Change Repurchase Price, any Note accepted for payment pursuant to the Fundamental Change

      Offer shall cease to accrue interest and Additional Amounts, if any, on and after the Fundamental Change Repurchase Date and no further interest or Additional Amounts, if any, shall accrue on or after such date and any conversion rights associated with any Note accepted for payment pursuant to the Fundamental Change Offer shall terminate on the Fundamental Change Offer Termination Date;

            (xi) that Holders electing to have Notes repurchased pursuant to a Fundamental Change Offer will be required to surrender their Notes to the Paying Agent at the address specified in the Fundamental Change Notice prior to 5:00 p.m., New York City time, on the Fundamental Change Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

            (xii) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Fundamental Change Offer Termination Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the certificate number(s) or CUSIP number(s) of the Notes and a statement that such Holder is withdrawing his election to have such Notes purchased;

            (xiii) that Holders whose Notes are repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

            (xiv) the procedures that Holders must follow in order to tender their Notes;

            (xv) that in the case of a Fundamental Change Repurchase Date that is also an Interest Payment Date, the interest payment and Additional Amounts, if any, due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Fundamental Change Offer Termination Date; and

            (xvi)  such other disclosures as are required by law.

      In the event the Company has elected to pay the Fundamental Change Repurchase Price (or a specified percentage thereof) with shares of Common Stock, the Company's Fundamental Change Notice also shall:

            (i) state that each Holder will receive shares of Common Stock in respect of the specified percentage of the Fundamental Change Repurchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares of Common Stock);

            (ii) state that the total number of shares of Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Notes in cash by
      (ii) 98% of the Market Price of a share of Common Stock;

            (iii) set forth the method of calculating the Market Price of a share of Common Stock;

            (iv) state that because the Market Price of a share of Common Stock will be determined prior to the Fundamental Change Repurchase Date, Holders will bear the market risk with respect to the value of a share of Common Stock to be received from the date such Market Price is determined to the Fundamental Change Repurchase Date; and

            (v) state that if (1) the Fundamental Change Repurchase Price shall ultimately be payable to Holders entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price, in whole or in part, in Common Stock is not satisfied prior to the close of business on the Fundamental Change Repurchase Date and (2) a Holder fails to elect in its Fundamental Change Repurchase Notice whether, under such circumstances, to withdraw such Fundamental Change Repurchase Notice as to some or all of the Notes to which such Fundamental Change Repurchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate) or to receive cash in respect of the entire Fundamental Change Repurchase Price for all Notes (or portions thereof) to which such Fundamental Change Repurchase Notice relates, such Holder shall be deemed to have elected to receive cash in respect of the entire Fundamental Change Repurchase Price for all Notes subject to the Fundamental Change Repurchase Notice.

      (e) A Holder may exercise its rights specified in this Section 4.09 upon delivery of a Fundamental Change Repurchase Notice, substantially in the form attached in Exhibit A hereto, to the Trustee with a copy to the Paying Agent at any time on or prior to the Fundamental Change Offer Termination Date, which Fundamental Change Repurchase Notice shall state:

      (i) if certificated Notes have been issued, the certificate number of the Notes which the Holder will deliver to be repurchased;

            (ii) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be a principal amount of $1,000 or an integral multiple thereof;

            (iii) that such Notes shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

            (iv) in the event the Company elects, pursuant to Section 4.09(h), to pay the Fundamental Change Repurchase Price to be paid as of such Fundamental Change Repurchase Date, in whole or in part, in Common Stock, but such portion of the Fundamental Change Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in Common Stock is not satisfied prior to the close of business on such Fundamental Change Repurchase Date, as set forth in Section 4.09(j), whether such Holder elects (i) to withdraw such Fundamental Change Repurchase Notice as to some or all of the Notes to which such Fundamental Change Repurchase Notice relates (stating the principal amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Notes (or portions thereof) to which such Fundamental Change Repurchase Notice relates.

If a Holder, in such Holder's Fundamental Change Repurchase Notice, fails to indicate such Holder's choice with respect to the election set forth in clause
(iv) of Section 4.09(e), such Holder shall be deemed to have elected to receive cash in respect of the Fundamental Change Repurchase Price for all Notes subject to such Fundamental Change Repurchase Notice in the circumstances set forth in such clause (iv).

      (f) The delivery or book-entry transfer of a Holder's Notes to the Paying Agent with the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.09 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

      (g) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 4.09 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time on or prior to the Fundamental Change Offer Termination Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.10. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

      (h) Each Holder whose Notes are repurchased pursuant to this Section 4.09 shall receive the same percentage of cash or shares of Common Stock in payment of the Fundamental Change Repurchase Price for such Notes, except (i) as provided in Section 4.09(j) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to repurchase the Notes of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state or foreign securities laws cannot be obtained, the Company may repurchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company's Fundamental Change Notice to Holders except pursuant to this Section 4.09(h) or pursuant to Section 4.09(j) in the event of a failure to satisfy, prior to the close of business on the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock.

      If the Company elects to pay all or part of the Fundamental Change Repurchase Price in shares of Common Stock, the portion of interest attributable to the period from the later of August 6, 2003 and the date on which interest was last paid through the Fundamental Change Repurchase Date and defaulted interest, if any, with respect to the surrendered Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the shares of Common Stock (together with cash payment, if any, in lieu of fractional Shares) and cash, if any, in exchange for the Note being repurchased pursuant to the terms hereof; and such cash and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares of Common Stock) shall be treated as delivered pro rata, to the extent thereof, first in exchange for interest accrued through the Fundamental Change Repurchase Date and defaulted interest, if any, and the balance, if any, of such cash and the fair market value of such shares of Common Stock (and any such cash payment) shall be treated as delivered in exchange for the principal amount of the Note being repurchased pursuant to the provisions hereof.

      (i) On each Fundamental Change Repurchase Date, at the option of the Company, the Fundamental Change Repurchase Price of Notes in respect of which a Fundamental Change Repurchase Notice pursuant to Section 4.09(d) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Fundamental Change Repurchase Price of such Notes.

      (j) On each Fundamental Change Repurchase Date, at the option of the Company, the Fundamental Change Repurchase Price of Notes in respect of which a Fundamental Change Repurchase Notice pursuant to Section 4.09(d) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing
(i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Fundamental Change Repurchase Price of such Notes in cash by (ii) 98% of the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      The Company may not issue a fractional share of Common Stock in payment of the Fundamental Change Repurchase Price. Instead the Company shall pay cash for the current market value of the fractional share of Common Stock. The current market value of a fraction of a share of Common Stock shall be determined, to the nearest 1/1,000th of a share of Common Stock, by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note repurchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be repurchased.

      The Company's right to exercise its election to repurchase the Notes pursuant to Section 4.09 through the issuance of shares of Common Stock shall be conditioned upon:

            (i) the Company's not having given its Company's Fundamental Change Notice of an election to pay entirely in cash and its giving of a timely Company's Fundamental Change Notice of election to purchase all or a specified percentage of the Notes with shares of Common Stock as provided herein;

            (ii) the listing of the shares of Common Stock to be issued in respect of the payment of the Fundamental Change Repurchase Price on the principal United States National Securities Exchange on which the shares of Common Stock are then listed or quoted or, if there are no then-listed shares, on the Nasdaq National Market;

            (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Fundamental Change Repurchase Price under the Securities Act and the Exchange Act, if required; and

            (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration.

The Company may pay the Fundamental Change Repurchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied prior to the close of business on the Fundamental Change Repurchase Date and the Company has elected to repurchase the Notes pursuant to this Section 4.09 through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Notes of such Holder or Holders in cash.

      Upon determination of the actual number of shares of Common Stock which the Holder of each $1,000 principal amount of the Notes shall receive, the Company shall publish such determination in a newspaper of general circulation in The City of New York or on the Company's website or through such other public medium as the Company may use at that time.

      (k) Promptly following the Fundamental Change Offer Termination Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Fundamental Change Offer, (ii) deposit with the Paying Agent money or Common Stock sufficient to pay the Fundamental Change Repurchase Price with respect to all Notes or portions thereof so tendered and accepted and
(iii) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate setting forth the aggregate principal amount of Notes or portions thereof tendered to and accepted for payment by the Company. On the Fundamental Change Repurchase Date, the Paying Agent shall mail or deliver the Fundamental Change Repurchase Price to the Holders so accepted and the Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, if any; provided that such new Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

      (l) In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 11.06 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of Common Stock of the Company or shares of common stock of another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or which issues such shares of common stock and is, or is the company that controls, the person resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase Notes following a Fundamental Change, including the applicable provisions of this
Section 4.09 and the definition of Fundamental Change, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such issuer and the common stock thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

SECTION 4.09.     Effect of Purchase Notice or Fundamental Change Repurchase
Notice.

      (a) Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Repurchase Notice specified in Section 4.08 or Section 4.09, as applicable, the Holder in respect of which such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Note. Such Purchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date or the Fundamental Change Repurchase Date, as the case may be (provided the conditions in Section 4.08 or Section 4.09, as applicable, have been satisfied), and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.08 or Section 4.09, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Articles 11 and 12 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following paragraph.

      (b) A Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the business day prior to the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

            (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted;

            (ii) if certificated notes have been issued, the certificate number(s) or CUSIP number(s) of the Note in respect of which such notice of withdrawal is being submitted; and

            (iii) the principal amount, if any, of such Note which remains subject to the original Purchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      (c) There shall be no purchase of any Notes pursuant to Section 4.08 or
Section 4.09 (other than through the issuance of shares of Common Stock in payment of the Purchase Price or Fundamental Change Repurchase Price, as applicable), including cash in lieu of fractional shares, if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes of the required Purchase Notice or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Repurchase Notice, as the case may be has been delivered in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Notes), in which case, upon such return, the Purchase Notice or Fundamental Change Repurchase Notice, as the case may be with respect thereto shall be deemed to have been withdrawn.

SECTION 4.10.     Deposit of Purchase Price or Fundamental Change Repurchase
Price.

      (a) Prior to 11:00 a.m. (New York City time) on the Purchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent in connection with a purchase pursuant to Section 4.08 or Section 4.09, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such business day) or Common Stock sufficient to pay the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be.

      (b) If the Paying Agent holds money or Common Stock sufficient to pay in full the relevant Purchase Price or Fundamental Change Repurchase Price, as applicable, for all Notes to be purchased as of the relevant Purchase Date or Fundamental Change Repurchase Date, as applicable, other than Notes or portions of Notes which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted, the Notes will cease to be outstanding immediately following the close of business on the relevant Purchase Date or Fundamental Change Repurchase Date, as applicable, and interest and Additional Amounts, if any, on the Notes so purchased will cease to accrue on and after such Purchase Date or Fundamental Change Repurchase Date, as applicable. In such event, all rights of the Holder will terminate on and after the relevant Purchase Date or Fundamental Change Repurchase Date, as applicable, other than the right to receive the relevant Purchase Price or Fundamental Change Repurchase Price, as applicable, upon delivery or transfer of the Notes to be so purchased.

SECTION 4.11.     Notes Purchased in Part.

      Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

SECTION 4.12. Covenant to Comply with Securities Laws upon Purchase of Convertible Subordinated Notes.

      In connection with any offer to purchase or purchase of Notes under
Section 4.08 or 4.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall, to the extent applicable, (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 4.08 and 4.09 to be exercised in the time and in the manner specified in Sections 4.08 and 4.09.

SECTION 4.13.     Repayment to the Company.

      The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(e)), held by them for the payment of the Purchase Price or Fundamental Change Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.11 exceeds the aggregate Purchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Repurchase Date, as the case may be, whether as a result of withdrawal or otherwise, then promptly after the business day following the Purchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.01(e)).

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.     Company May Consolidate, etc., Only on Certain Terms.

      The Company shall not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, and the Company shall not permit any person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company unless:

      (a) either:

            (i)   the Company shall be the continuing corporation; or

            (ii) the person formed by or surviving any such consolidation or share exchange or into which the Company is merged (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the properties and assets of the Company:

            (1) shall be a corporation, partnership or trust organized under the laws of the United States or any State thereof or the District of Columbia; and

            (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest and Additional Amounts, if any, on all of the Notes and the performance or observance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of Holders to cause the repurchase of Notes upon a Fundamental Change in accordance with
            Section 4.09(h) and conversion rights in accordance with Section
            11.06 to the extent required by such Sections;

      (b) in all cases, immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

      (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.     Successor Corporation Substituted.

      Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with this Article 5, the successor person formed by such consolidation or into which the Company is merged or into which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a sale, assignment, transfer, lease, conveyance or other disposition, the predecessor person shall be relieved of all obligations and covenants under this Indenture and the Notes.

SECTION 5.03.     Repurchase at the Option of Holders upon Fundamental Change.

      This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.09.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default.

      An "Event of Default" with respect to any Notes shall be deemed to have occurred if:

      (a) the Company defaults in the payment of principal of the Notes when due at maturity upon redemption, repurchase or otherwise; or

      (b) the Company defaults in the payment of any installment of interest or Additional Amounts on the Notes when due (including any interest payable in connection with a repurchase pursuant to Section 4.08 or Section 4.09 and a redemption pursuant to Section 4.01) and continuance of such default for 30 days or more; or

      (c) the Company defaults in its obligation to satisfy its conversion obligation upon exercise of a Holder's conversion right and continuance of such default for 10 days; or

      (d) the Company fails to comply or observe in any material respect (other than a default set forth in clauses (a), (b) and (c) above) any other covenant or agreement of the Company in respect of the Notes set forth in this Indenture or the Notes, and fails to remedy such default or breach within a period of 60 days after the receipt of written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

      (e) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary, other than any such indebtedness which is non-recourse to the Company or any Material Subsidiary, whether such indebtedness exists on the date of this Indenture or shall hereafter be created, which default (i) is caused by a failure to pay when due any principal on such indebtedness at the final stated maturity date of such indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates to $25,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after receipt of written notice to the Company from the Trustee or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

      (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, or (ii) a decree or order adjudging the Company or any Material Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property or any Material Subsidiary or of any substantial part of such Subsidiary's property, or ordering the winding-up or liquidation of the Company or any Material Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 days; or

      (g) the commencement by the Company or a Material Subsidiary of a voluntary case or proceeding under any Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property or any Material Subsidiary or of any substantial part of such Subsidiary's property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of its inability to pay its debts generally as they become due.

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02.     Acceleration.

      (a) If an Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued and unpaid interest and Additional Amounts, if any, on all the Notes then outstanding to be due and payable. Upon such declaration such principal amount and accrued and unpaid interest and Additional Amounts, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If any Event of Default specified in clauses (f) or (g) of Section 6.01 occurs, all unpaid principal of and accrued and unpaid interest and Additional Amounts, if any, on the Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder.

      (b) The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind any acceleration of the Notes and its consequences if all existing Events of Default (other than nonpayment of principal of and interest and Additional Amounts, if any, on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.     Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes then outstanding, waive any past Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal or interest or Additional Amounts, if applicable, on the Notes (other than the non-payment of principal, interest or Additional Amounts, if any, on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.     Control by Majority.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forbearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06.     Limitation on Suits.

      A Holder may not pursue any remedy with respect to this Indenture unless:

      (a) the Holder gives to the Trustee written notice of a continuing Event of Default on the Notes;

      (b) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

      (c) such Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any cost, expense or liability;

      (d) the Trustee does not act on the request on or prior to the 60th day after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. This Section
6.06 does not affect the right of the Holders to bring an action for enforcement of the payment of the principal, interest or Additional Amounts, if any, the Redemption Price, Purchase Price or Fundamental Change Repurchase Price, as applicable, on such Holders' Notes on or after the respective due dates expressed in the Notes or such Holders' right to convert its Notes in accordance with the terms of this Indenture.

SECTION 6.07.     Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest and Additional Amounts, if any, the Redemption Price, Purchase Price or Fundamental Change Repurchase Price, as applicable, on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Notes shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, and interest and Additional Amounts, if any, and Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, remaining unpaid on the Notes and interest on overdue principal, interest and Additional Amounts, if any, and Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

            Second: to Holders for amounts due and unpaid on the Notes for principal, interest and Additional Amounts, if any, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and Additional Amounts, if any, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, respectively; and

            Third:  to the Company.

      Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11.     Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7

                                   THE TRUSTEE

      The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

SECTION 7.01.     Duties of the Trustee.

      (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) Except during the continuance of an Event of Default known to the
Trustee:

            (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) This paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

      (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     Rights of the Trustee.

      (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed in good faith by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

      (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officer's Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

      (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

      (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

      (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

      (j) The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 11.05(k).

      (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

      (l) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.     Individual Rights of the Trustee.

      Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04.     Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, interest or Additional Amounts, if any, when due under Section 6.01(a) or (b) (including any principal or interest payable in connection with a repurchase pursuant to Section 4.08 or Section 4.09 and a redemption pursuant to Section 4.01), or a Trust Officer of the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the Holders of a majority in principal amount of the outstanding Notes. Except in the case of a Default or Event of Default in payment of principal of, or interest or Additional Amounts, if any, or payment of any Redemption Price, Purchase Price or Fundamental Change Repurchase Price, if applicable, on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.     Reports by the Trustee to Holders.

      (a) Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      (b) A copy of each report at the time of its mailing to Holders shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Notes are listed or quoted. The Company shall timely notify the Trustee when the Notes are listed or quoted on any stock exchange or securities market.

SECTION 7.07.     Compensation and Indemnity.

      (a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for its acceptance of this Indenture and its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents, counsel and other persons not regularly in its employ.

      (b) The Company shall indemnify the Trustee against, and defend and hold the Trustee harmless from, any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next subsection. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

      (c) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

      (d) The Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee to secure the Company's payment obligations in this Section 7.07, except that held in trust to pay principal, interest and Additional Amounts, if any, on the Notes. Such liens and the Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

      (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.     Replacement of the Trustee.

      (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

      (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

            (i)    the Trustee fails to comply with Section 7.10;

            (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (iii) a Custodian or public officer takes charge of the Trustee or its property; or

            (iv)   the Trustee becomes incapable of acting.

      (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company or the Holders of at least 10% in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (e) If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

      (g) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09.     Successor Trustee by Merger, etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10.     Eligibility, Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA ss. 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11.     Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship set forth in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8

                     SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.     Discharge of Indenture.

      When:

      (a) the Company delivers to the Trustee for cancellation all Notes theretofore authenticated pursuant to this Indenture (other than any other Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) and not theretofore cancelled; or

      (b) (i) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation have become due and payable, and (ii) the Company deposits with the Trustee, the Paying Agent or the Conversion Agent, as applicable, in trust, amounts in cash or shares of Common Stock (as applicable in accordance with the terms hereof) sufficient to pay, whether at stated maturity, or any Redemption Date, or any Purchase Date, or any Fundamental Change Repurchase Date, or upon conversion or otherwise, all of the Notes (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including principal, interest and Additional Amounts, if any, due and (iii) the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except as to:

      (A) rights of registration of transfer, substitution, replacement and exchange and conversion of Notes;

      (B) rights hereunder of Holders to receive payments of principal of and interest and Additional Amounts, if any, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, on, the Notes;

      (C)   the obligations under Sections 2.03 and 8.05 hereof; and

      (D) the rights, obligations and immunities of the Trustee hereunder,

and the Trustee, on written demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel as required by Section 10.04, and at the Company's cost and expense, shall execute proper instruments acknowledging satisfaction and discharging of this Indenture. The Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 8.02.     Deposited Monies to Be Held in Trust by Trustee.

      Subject to Section 8.04, all monies deposited with the Trustee pursuant to
Section 8.01 shall be held in trust and applied by it to the payment either directly or through the Paying Agent, to the Holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, interest and Additional Amounts, if any, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable.

SECTION 8.03.     Paying Agent to Repay Monies Held.

      Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee and not pursuant to Section 8.01) shall, upon the Company's demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04.     Return of Unclaimed Monies.

      Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest or Additional Amounts, if any, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, on the Notes and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of or interest or Additional Amounts, if any, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, on such Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on written demand; provided, however, that the Company, or the Trustee at the written request and expense of the Company, shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

SECTION 8.05.     Reinstatement.

      If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of principal of, or interest or Additional Amounts, if any, on, and the Redemption Price, Purchase Price and Fundamental Change Repurchase Price, if applicable, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.     Without the Consent of Holders.

      The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder for the purposes of:

      (a) curing any ambiguity, defect or inconsistency or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, provided that such amendment does not materially and adversely affect the rights of the Holders under this Indenture;

      (b) providing for the assumption of the covenants and obligations of the Company hereunder and in the Notes in the circumstances required by Section 5.01;

      (c) providing for conversion rights of Holders in the event of consolidation, merger, or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 and/or 11.06;

      (d) in the case of any reclassification, change, consolidation, merger, share exchange or conveyance to which Section 11.06 applies, modifying the provisions of this Indenture relating to the rights of Holders to repurchase Notes following a Fundamental Change, as provided in Section 4.09;

      (e) reducing the Conversion Price;

      (f) evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

      (g) making any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

      (h) complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or

      (i) modifying the restrictions on, and procedures for, resale and other transfers of the Notes or shares of Common Stock issuable upon conversion of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

SECTION 9.02.     With the Consent of Holders.

      Subject to Section 6.07, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Subject to Sections 6.04 and 6.07, the Company and the Trustee may waive any existing Default or compliance in any particular instance by the Company with any provision of this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to Section 9.01, alter the redemption or repurchase provisions with respect thereto;

      (c) reduce the rate of or amount of, or change the time for payment of, interest, including defaulted interest and Additional Amounts, if any, and any Redemption Price, Purchase Price or Repurchase Price, if applicable, on any Note;

      (d) waive a Default or Event of Default in the payment of principal of or interest or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

      (e) make any Note payable in money other than as provided for herein and in the Notes;

      (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of or interest or Additional Amounts, if any, and any Redemption Price, Purchase Price or Fundamental Change Repurchase Price, if applicable, on the Notes;

      (g) waive the payment of any Fundamental Change Repurchase Price with respect to any Note;

      (h) increase the Conversion Price or, except as permitted herein (including Section 9.01), modify the provisions contained herein relating to conversion of the Notes in a manner adverse to the Holders thereof; or

      (i) impair the right of the Holders to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes or the provisions of clauses (a) through (i) of this Section 9.02.

      To secure a consent of the Holders under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

SECTION 9.03.     Compliance with the Trust Indenture Act.

      Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     Revocation and Effect of Consents.

      Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a) - (i) of Section 9.02. In such case, the amendment or waiver shall only bind each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.     Notation on or Exchange of Convertible Subordinated Notes.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes without charge to the Holders, except as specified in Section 2.07.

SECTION 9.06.     Trustee Protected.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                               GENERAL PROVISIONS

SECTION 10.01.    Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.02.    Notices.

      Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other's address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

      Any notice or communication to a Holder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication to a Holder is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

      All notices or communications shall be in writing.

SECTION 10.03.    Communication by Holders with Other Holders.

      Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA ss. 312(c).

SECTION 10.04.    Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05.    Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

      (a) a statement that the person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Any Officer's Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

      Any Officer's Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06.    Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.    Legal Holidays.

      The term "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. If any Interest Payment Date, the Maturity Date, Purchase Date or Fundamental Change Repurchase Date falls on a day that is not a business day, the required payment of principal of, interest and Additional Amounts, if any, on and the Purchase Price and Fundamental Change Repurchase Price with respect to any Note will be made on the next succeeding business day as if made on the date that such payment was due and no interest will accrue on that payment for the period from and after the Interest Payment Date, the Maturity Date, the relevant Purchase Date or the Fundamental Change Repurchase Date, as applicable, to the date of payment on the next succeeding business day.

SECTION 10.08.    No Recourse Against Others.

      No director, officer, employee, stockholder or Affiliate of the Company shall have any liability or any obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or the creation of such obligations. Each Holder by accepting a Note waives and releases all such liability with respect to each director, officer, employee, stockholder and Affiliate of the Company. This waiver and release are part of the consideration for the Notes. Each of such directors, officers, employees, stockholders and Affiliates of the Company is a third party beneficiary of this
Section 10.08.

SECTION 10.09.    Counterparts.

      This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10.    Other Provisions.

      The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent. The reporting date for Section 7.06 is May 15 of each year. The first reporting date is the May 15 following the issuance of the Notes hereunder.

      The Trustee shall always have, or shall be a Subsidiary of a bank or bank holding company that has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

      The Company's address is:

            Vishay Intertechnology, Inc.
            63 Lincoln Highway
            Malvern, Pennsylvania 19355
            Attention: Chief Financial Officer
            Facsimile No.: (610) 889-2161

      The Trustee's address is:

            Wachovia Bank, National Association
            123 South Broad Street
            Philadelphia, Pennsylvania 19109
            Attention:  Corporate Trust Administration, PA1249
            Facsimile:  (215) 670-6340

SECTION 10.11.    Governing Law.

      The laws of the State of New York shall govern this Indenture and the Notes.

SECTION 10.12.    No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.    Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14.    Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15.    Table of Contents, Headings, etc.
                  --------------------------------

      The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   ARTICLE 11

                  CONVERSION OF CONVERTIBLE SUBORDINATED NOTES

SECTION 11.01.    Right to Convert.

      Each Holder shall have the right to convert its Notes into shares of Common Stock at any time during the period stated in Article 12 hereof and paragraph 9 of the Note, the form of which is attached hereto as Exhibit A. The principal amount of any Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, may be converted, subject to the Company's election to pay cash provided in Section 11.02, into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the principal amount of the Note or portion thereof to be converted by the Conversion Price in effect at such time, as set forth in paragraph 9 of the Note, subject to adjustment as herein set forth. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted his or her Notes into Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock pursuant to this Article 11 and Article 12 hereof.

SECTION 11.02. Exercise of Conversion Privilege; Issuance of Common Stock and/or Payment of Cash on Conversion; No Adjustment for Interest or Dividends.

      (a) To exercise, in whole or in part, the conversion privilege with respect to any Note, the Holder shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 2.03, accompanied by funds, if any, required by Section 11.02(e) hereof, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company), duly signed and completed, to the office or agency stating that the Holder elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to
Section 11.07.

      (b) Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney. The Holder will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Note. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder surrendering such Note, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

      (c) The Holders' right to convert Notes into shares of Common Stock is subject to the Company's right to elect to instead pay such Holder, in whole or in part, the amount of cash set forth in the next succeeding sentence in lieu of delivering such shares of Common Stock; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the Notes) shall have occurred and be continuing or during any period when the Company is prohibited from making payments on the Notes pursuant to Article 13 hereof, the Company shall deliver shares of Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with this Article 11, whether or not the Company has delivered a notice pursuant to Section 4.03 or 11.02(d) to the effect that the Notes would be paid in cash. The amount of cash to be paid pursuant to Section 11.02 for each $1,000 of principal amount of a Note upon conversion shall be equal to (i) the average of the last reported sale prices of Common Stock for the five consecutive trading days immediately following the date of the Company's notice of election to deliver cash pursuant to Section 11.02(d) below, if the Company has not given notice of redemption pursuant to
Section 4.03, multiplied by the Conversion Rate in effect on the Conversion Date or (ii) the Market Price of shares of Common Stock multiplied by the Conversion Rate in effect on such Conversion Date, in the case of a conversion following the Company's notice of redemption pursuant to Section 4.03 specifying that the Company intends to deliver cash upon conversion.

      (d) Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 11.02 have been satisfied as to such Note (or portion thereof) (the "Conversion Date"). Except as otherwise provided below, the Company shall deliver to the Holder through the Conversion Agent as soon as practicable after the Conversion Date a certificate for the number of shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share of Common Stock determined pursuant to Section 11.03. Within two business days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such Note shall be converted into shares of Common Stock or paid in cash, unless the Company shall have delivered such notice previously pursuant to Section 4.03. If the Company shall have notified the Holder that all of such Note shall be converted into shares of Common Stock, the Company shall deliver to the Holder through the Conversion Agent no later than the fifth business day following the Conversion Date a certificate for the number of shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. Except as provided in the proviso to Section 11.02(c) above, if the Company shall have notified the Holder that all or a portion of such Note shall be paid in cash, the Company shall deliver to the Holder surrendering such Note the amount of cash payable with respect to such Note no later than the tenth business day following such Conversion Date, together with a certificate for the number of shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. Except as provided in the proviso to
Section 11.02(c) above, the Company may not change its election with respect to the consideration to be delivered upon conversion of a Note once the Company has notified the Holder in accordance with this paragraph. If shares of Common Stock are delivered as consideration, then the Person in whose name the certificate representing the shares of Common Stock issuable upon conversion is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note and such Note shall be cancelled and no longer outstanding.

      (e) Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Additional Amounts, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if:

            (i) there exists at the time of conversion a default in the payment of principal of or interest or Additional Amounts, if applicable, on the Notes (including any principal of or interest payable in connection with a repurchase pursuant to Section 4.08 or Section 4.09 and a redemption pursuant to Section 4.01); or

            (ii) the Company shall have specified a Redemption Date that is after the Regular Record Date and prior to such Interest Payment Date.

      An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder at the close of business on the Regular Record Date; provided,

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however, that if the Company defaults in the payment of interest or Additional
Amounts, if applicable, on such Interest Payment Date, such amount shall be paid to the person who made such required payment.

      (f) Except as provided above in this Section 11.02, no adjustment shall be made for interest and Additional Amounts, if any, accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 11. Delivery by the Company to the Holder of the Note converted of the number of shares of Common Stock into which the Note is convertible, and/or cash instead of such shares as provided in Section 11.02(c), at the Conversion Price in effect at such time, shall satisfy the obligations of the Company to pay the principal amount of such Note being converted and the accrued but unpaid interest on such converted Note through the Conversion Date.

      The portion of interest attributable to the period from the later of August 6, 2003 and the date on which interest was last paid through the Conversion Date and defaulted interest, if any, with respect to the surrendered Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the shares of Common Stock (together with cash payment, if any, in lieu of fractional Shares) and/or cash, if any, in exchange for the Note being converted pursuant to the terms hereof; and such cash and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares of Common Stock) shall be treated as delivered pro rata, to the extent thereof, first in exchange for interest accrued through the Conversion Date and defaulted interest, if any, and the balance, if any, of such cash and the fair market value of such shares of Common Stock (and any such cash payment) shall be treated as delivered in exchange for the principal amount of the Note being converted pursuant to the provisions hereof.

SECTION 11.03.    Cash Payments in Lieu of Fractional Shares.

      No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price (as defined in Section 11.05(g)) of the Common Stock for the 5 consecutive trading days immediately preceding the Conversion Date.

SECTION 11.04.    Conversion Price.

      The Conversion Price shall be as specified in paragraph 9 of the Note, the form of which is attached as Exhibit A hereto, subject to adjustment as provided in this Article 11.

SECTION 11.05.    Adjustment of Conversion Price.

      The Conversion Price shall be adjusted from time to time by the Company as follows:

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      (a) If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which:

            (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 11.05(g) fixed for such determination; and

            (ii) the denominator shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 11.05(g)) fixed for such determination and (2) the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If the dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

      (b) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (c) If the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 60 days after the date of issuance, shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 11.05(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction of which:

            (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price; and

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

            (ii) the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase, such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors).

      (d) If the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 11.05(a) applies) or evidences of its indebtedness or other assets (including securities, but excluding (i) any rights or warrants of a type referred to in Section 11.05(c) and (ii) dividends and distributions paid exclusively in cash referred to in
Section 11.05(e)) (the foregoing hereinafter in this Section 11.05(d) called the "Securities"), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date (as defined in Section 11.05(g)) with respect to such distribution by a fraction of which:

            (i) the numerator shall be the Current Market Price (determined as provided in Section 11.05(g)) on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on such Record Date of the portion of the Securities so distributed applicable to one share of Common Stock; and

            (ii) the denominator shall be such Current Market Price on such Record Date,

such reduction to become effective immediately after the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Securities such Holder would have received had such Holder converted such Note (or portion thereof)

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

immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 11.05(g) to the extent possible.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(d) (and no adjustment to the Conversion Price under this Section 11.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 11.05(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to Trigger Events, then the occurrence of each such event shall be deemed to be such date of issuance and Record Date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 11.05(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

      Notwithstanding any other provision of this Section 11.05(d) to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholders rights plan, and any rights or warrants distributed or deemed to be distributed upon the occurrence of a Trigger Event) shall be deemed not to have been distributed for purposes of this Section 11.05(d) if the Company elects to reserve such rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholders rights plan, and any rights or warrants distributed or deemed to be distributed upon the occurrence of a Trigger Event) for distribution to each Holder who converts a Note (or any portion thereof) so that such Holder shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of such distributions that such Holder

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

would have been entitled to receive if such Holder had, immediately prior to the applicable Record Date, converted such Note into Common Stock.

      For purposes of this Section 11.05(d) and Sections 11.05(a) and (c), any dividend or distribution to which this Section 11.05(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 11.05(a) or Section 11.05(c) applies, or both, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants other than such shares of Common Stock or rights or warrants to which
Section 11.05(a) or Section 11.05(c) applies (and any Conversion Price reduction required by this Section 11.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants to which Section 11.05(a) or Section 11.05(c) applies (and any further Conversion Price reduction required by Sections 11.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted for "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determination" and "Record Date" within the meaning of Section 11.05(a) and for "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 11.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 11.05(a)).

      (e) If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed as part of a distribution referred to in Section 11.05(d)), then, and in each such case, the Conversion Price shall be reduced, so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

            (i) the numerator of which shall be equal to the Current Market Price on the Record Date less the per share amount of such distribution; and

            (ii) the denominator of which shall be equal to the Current Market Price on such Record Date,

such adjustment to be effective immediately after the opening of business on the day following the Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

      (f) If a tender offer or exchange offer (other than the purchase of Notes on any Purchase Date or as part of a Fundamental Change) made by the Company or any of its subsidiaries for all or any portion of the Common Stock and such tender offer or exchange offer (as amended upon the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of Purchased Shares (as defined below)) of cash and the fair market value (as determined by the

Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of any other consideration included in the payment per share of Common Stock exceeds the last reported sale price per share of the Common Stock on the trading day next succeeding the last date on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (the "Expiration Time"), then, and in each such case, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which:

            (i) the numerator shall be the number of shares of Common Stock outstanding (including any Purchased Shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock as of the Expiration Time; and

            (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid), as of the expiration of the tender offer or exchange offer, of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) as of the Expiration Time and the Current Market Price of the Common Stock as of the Expiration Time,

such reduction to be effective immediately after the opening of business on the day following the date of the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 11.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 11.05(f).

      (g) For purposes of this Section 11.05, the following terms shall have the meaning indicated:

      (1) "Current Market Price" means the average of the last reported sale prices per share of Common Stock for, unless otherwise specified herein, the 10 consecutive trading days ending on the earlier of the date of determination and the day before the "ex" date (as hereinafter defined) with respect to the distribution requiring such computation (or, if such trading day is not a trading day, the next preceding trading day), appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.05(a), (b), (c), (d), (e) or (f); subject, however, to the conditions set forth in this Section 11.05. For purposes of any computation under Section 11.05(f), the Current Market Price on any date shall be deemed to be the average of the last reported sale prices per share of Common Stock for such day and the next two succeeding trading days, appropriately adjusted to take into account the occurrence of any event (other than the tender offer or exchange offer requiring such computation) during the period of computation that requires an adjustment to the Conversion Price pursuant to Section 11.05(a), (b), (c), (d),
(e) or (f). Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 11.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 11.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

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

      The term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

      (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

      (3) "last reported sale price" with respect to any securities on any day means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such day as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "closing price" shall be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If such security is not so quoted, the "closing price" shall be the average of the mid-point of the last bid and asked prices for such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

      (4) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      (5) "trading day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another U.S. national or regional securities exchange, a day on which the New York Stock Exchange or such other U.S. national or regional securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, or (z) if the applicable security is not so listed, admitted for trading or quoted, any business day (as defined herein).

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

      (h) The Company may make such adjustments in the Conversion Price, in addition to those required by Sections 11.05(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any potential income tax liability to holders of Common Stock or rights to purchase Common Stock which may result from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

      The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holders at his or her last address appearing on the Register maintained for that purpose a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

      (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 11.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

      No adjustment need be made for a change in the par value or no par value of the Common Stock.

      (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer's Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder at his or her last address appearing on the Register maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (k) In any case in which this Section 11.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

      (l) For purposes of this Section 11.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common

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Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 11.06. Effect of Reclassification, Consolidation, Merger or Sale.

      If any of the following events occur:(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, other than a consolidation, merger, share exchange or combination in which the Company is the continuing corporation and which does not result in reclassification (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), conversion, exchange or cancellation of the Common Stock, or (iii) any sale or conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition by a holder of a number of shares of Common Stock issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition is not the same for each share of Common Stock in respect of which such rights of election have not been exercised ("non-electing share"), then, for the purposes of this Section 11.06, the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, share exchange, sale, conveyance or other disposition for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 11. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

      The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder at his or her address appearing on the Register for that purpose within 20 days after execution of such supplemental indenture. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      The above provisions of this Section 11.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales, conveyances and other dispositions.

      If this Section 11.06 applies to any event or occurrence, Section 11.05 shall not apply.

SECTION 11.07.    Taxes on Shares Issued.

      The issue of stock certificates on conversions of the Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 11.08. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

      (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

      (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

      (c) The Company covenants that all shares of Common Stock issued upon conversion of the Notes will be duly authorized and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

      (d) The Company further covenants that as long as the Common Stock is listed on the New York Stock Exchange, the Company shall cause all Common Stock issuable upon conversion of the Notes to be eligible for such listing in accordance with, and at the times required under, the requirements of the New York Stock Exchange, and if at any time the Common Stock becomes listed on any other U.S. national securities exchange, or quoted on the Nasdaq National Market System or any other automated quotation system, the Company shall

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cause all Common Stock issuable upon conversion of the Notes to be so listed or quoted and kept so listed or quoted.

SECTION 11.09.    Responsibility of Trustee.

      The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 11. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to
Section 11.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 11.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall fully be protected in relying upon, the Officer's Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 11.10.    Notice to Holders Prior to Certain Actions.

      If (a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

      (b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 11.05(d)); or

      (c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer or other disposition of all or substantially all of the assets of the Company; or

      (d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

SECTION 11.11.    Restriction on Common Stock Issuable Upon Conversion.

      (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 11.11(c).

      (b) If (i) shares of Common Stock to be issued upon conversion of a Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

      (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common

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Stock to countersign and deliver certificates representing shares of Common
Stock that do not bear the legend.

                                   ARTICLE 12

                                CONVERSION EVENTS

SECTION 12.01.    Conversion Upon Satisfaction of Sale Price Condition.

      Subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holders of the Notes shall have the right to convert their Notes into shares of Common Stock in any calendar quarter after the quarter ending September 30, 2003 if the last reported sale price of the Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the Conversion Price on such last trading day.

SECTION 12.02.    Conversion Based on Trading Price of the Notes.

      (a) Subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holders of the Notes shall have the right to convert their Notes into shares of Common Stock during the five business day period following any 10 consecutive trading days in which the average of the trading prices for the Notes for that 10 trading days was less than 98% of the average last reported sale prices of the Common Stock during such period multiplied by the Conversion Rate. The "Conversion Rate" shall be equal to the number of shares of Common Stock issuable upon conversion of a Note per $1,000 of principal amount thereof (i.e., $1,000 principal amount of the Note being converted divided by the applicable Conversion Price).

      (b) The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $10,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot be obtained, but two such bids are obtained by the Trustee, then the average of the two bids shall be used. If the Trustee cannot reasonably obtain at least two bids for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will be deemed to be equal to 97.9% of (a) the Conversion Rate of the Notes as of the applicable date of determination multiplied by (b) the last reported sale price (as defined in Section 11.05(g)) of the Common Stock on such determination date.

      (c) The Trustee will determine the trading price of the Notes during the applicable period at the request of the Company. The Company shall make such request upon receipt of reasonable evidence from the Holder that the condition to conversion under this Section 12.02 has been or may be satisfied.

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SECTION 12.03.    Conversion Upon Credit Rating Event.

      Subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holders of the Notes shall have the right to convert their Notes in shares of Common Stock during any period that the Notes are rated by either Standard & Poor's Rating Group and Moody's Investor Services, Inc. and the credit rating initially assigned to the Notes by either rating agency is reduced by two or more ratings levels, if the credit rating assigned to the Notes is suspended or withdrawn by both such rating agencies or if the Notes are no longer rated by at least one of such rating agencies.

SECTION 12.04.    Conversion Upon Notice of Redemption.

      Subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holders of the Notes shall have the right to convert into shares of Common Stock the Notes or the portions thereof that have been called for redemption pursuant to Article 4 above; provided that such Notes or portions thereof are surrendered for conversion on or prior to the close of business on the second business day prior to the Redemption Date in accordance with the terms of this Indenture.

SECTION 12.05.    Conversion Upon Specified Corporate Transactions.

      (a) Subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holders of the Notes shall have the right to convert their Notes into shares of Common Stock in the event that the Company (i) issues rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 60 days after the date of issuance, shares of Common Stock at a price per share less than the last reported sale price (as defined in Section 11.05(g)) per share of Common Stock on the trading day (as defined in Section 11.05(g)) immediately preceding the date of the issuance; or (ii) distributes to all holders of its outstanding shares of Common Stock any assets or debt securities of the Company, or rights to purchase any securities of the Company, which distribution has a value per share of Common Stock, as determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors), that exceeds 15% of the last reported sale price (as defined in
Section 11.05(g)) per share of Common Stock on the trading day (as defined in
Section 11.05(g)) immediately preceding the date of declaration of such distribution. The Company shall give notice to the Holders at least 20 business days prior to the "ex" date (as defined in Section 11.05(g)) for such distribution, and Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the business day immediately prior to the "ex" date and the announcement by the Company that such distribution will not take place, even if the Notes are not otherwise convertible at such time.

      (b) Subject to and upon compliance with the provisions of this Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holders of the Notes shall have the right to convert their Notes into shares of Common Stock in the event the Company is a party to any consolidation, merger, share exchange, combination or a

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sale, conveyance or other disposition of all or substantially all of the property and assets of the Company as set forth in Section 11.06 pursuant to which the Common Stock would be converted into cash, securities or other property. In any such case, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction and, following the effective time of such transaction, the Notes shall be convertible into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted its Notes immediately prior to the applicable record date for such transaction.

SECTION 12.06.    Notification of Right to Convert.

      The Company shall notify the Holders upon determination that Holders are or will be entitled to convert their Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into fully paid and non-assessable shares of Common Stock in accordance with this Article 12 and paragraph 9 of the Note, by issuing a press release and publishing such determination on the Company's web site; provided, however, that, after issuing a press release that the Holders are or will be entitled to convert their Notes, the Company shall not be required to issue any subsequent press release to the same effect unless at any time thereafter the Holders shall cease to be entitled to convert their Notes, in which case the provisions of this Section 12.06 shall apply at such later time as the Holders once again are or will be entitled to convert their Notes.

                                   ARTICLE 13

                                  SUBORDINATION

SECTION 13.01.    Notes Subordinate to Senior Indebtedness.

      The Company covenants and agrees, and each Holder of a Note by its acceptance thereof likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article (subject to Section 8.01 hereof with respect to amounts in cash or or shares of Common Stock previously held in trust) the indebtedness represented by the Notes and the payment of the principal amount, premium, if any, plus accrued and unpaid interest and Additional Amounts, if any, on (including, without limitation, interest, as provided in the Notes, accruing after the filing of a petition initiating any proceeding referred to in Section 6.01(f) or 6.01(g), whether or not such interest accrues after the filing of such petition for purposes for purposes of Title 11 of the United States Code or is an allowed claim in such proceeding), any payment of the redemption or repurchase price with respect to, and all fees, expenses or other amounts payable under or in respect of, each and all of the Notes (the "Subordinated Debt") are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness in cash or other payment satisfactory to holders of Senior Indebtedness, in their sole discretion, whether outstanding at the date of this Indenture or thereafter incurred.

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SECTION 13.02.    No Payments in Certain Circumstances; Payment Over of
Proceeds upon Dissolution, Etc.

      No payment shall be made by or on behalf of the Company for or on account of any Subordinated Debt, and neither the Trustee nor any holder of any Note shall take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, including, without limitation, from or by way of collateral (other than payments made from any trust previously created pursuant to Section 8.01 hereof) if, at the time of such payment: (a) a default in the payment of principal, premium, if any, or interest or other amounts due on or in connection with any Senior Indebtedness, including any default under any redemption or repurchase obligation, occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist (a "Payment Default"); or (b) a default, other than a payment default, on Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate its maturity, or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default under the lease, and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or any other person permitted to give such notice thereunder.

      If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 13.02 unless and until at least nine months shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

      The Company may and shall resume payments on and distributions in respect of the Subordinated Debt (including missed payments, if any): (A) in the case of a Payment Default, the date upon which the default is cured or waived or ceases to exist, or (B) in the case of a default referred to in clause (b) of the second preceding paragraph, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after such Payment Blockage Notice is received, if the maturity of such Senior Indebtedness has not been accelerated, or in the case of any lease, 179 days after notice is received if the Company has not received notice that the lessor under such lease has exercised its rights to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default under such lease.

      Upon (i) any acceleration of the principal amount due on the Notes or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal amount, premium, if any, sinking fund and interest or other amounts due, or to become due, upon or in connection with all Senior

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Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, in their sole discretion, before any payment (other than Permitted Junior Securities) is made on account of the Subordinated Indebtedness, and upon any such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, as the case may be, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, in cash, or other payment satisfactory to the holders of such Senior Indebtedness, in their sole discretion, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or to the Trustee under the Subordinated Debt. The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets to another person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer all or substantially all of such properties and assets, as the case may be, shall as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

      In the event that, contrary to the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness, in their sole discretion, such payment or distribution shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, in their sole discretion, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

      Subject to the payment in full in cash of all Senior Indebtedness or other payment satisfactory to holders of such Senior Indebtedness, in their sole discretion, the Holders of the Notes (together with the holders of any other indebtedness of the Company that is subordinated in right of payment to the payment in full in cash of all Senior Indebtedness that is not subordinated in right of payment to the Notes and that by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets of the Company made on the Senior Indebtedness until the principal of, premium, if any, and interest on, or amounts payable upon

                                       77
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redemption or repurchase of, the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Indebtedness by the Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of Notes, be deemed to be a payment by the Company to the holders of or on account of Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

      The holders of the Subordinated Debt, the Trustee and the Company each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to protect any right or interest granted or purported to be granted hereby or to enable any holder of Senior Indebtedness to exercise and enforce its rights and remedies hereunder.

      No amendment, waiver or other modification of this Indenture, and no indenture supplemental to this Indenture, may adversely affect the rights or interests of any holder of Senior Indebtedness hereunder.

SECTION 13.03.    Trustee to Effectuate Subordination.

      Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 13.04.    No Waiver of Subordination Provisions.

      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Indebtedness or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any person

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liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other person. The provisions of this Article 13 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

SECTION 13.05.    Notice to Trustee.

      The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.05 prior to the date upon which by the terms hereof any money may become payable for any purpose (including without limitation the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary that may be received by it within two business days prior to such date.

      Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article 13, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 13, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 13.06.    Reliance on Judicial Order of Certificate of Liquidating
Agent.

      Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose

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of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 13.07.    Trustee Not Fiduciary for Holders of Senior Indebtedness.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 13.08. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

      Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. Such holders of the Company's Senior Indebtedness are intended by the parties to the Indenture to be third party creditor beneficiaries under this Indenture for the purposes of enforcing the provisions of this Article 13.

SECTION 13.09. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article 13 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 13.10.    Article Applicable to Paying Agents.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee; provided, however, that Section 13.09 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 13.11.    Certain Conversions and Repurchases Deemed Payment.

      For the purposes of this Article 13 only, (a) the issuance and delivery of Permitted Junior Securities upon conversion of Notes in accordance with Article 11 or upon the repurchase of Notes in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal amount, or premium or interest on the Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash, property or securities (other than Permitted Junior Securities and other than the payment of cash in lieu of fractional shares of Common Stock in accordance with Article 11) upon conversion of a Note in accordance with Article 11 or upon redemption or repurchase of a Note in accordance with Article 4 shall be deemed to constitute payment on account of the principal of such Note. Nothing contained in this Article 13 or elsewhere in this Indenture or in any of the Securities shall prevent the conversion by a Holder of any Notes into Common Stock in accordance with the provisions for conversion of such Notes set forth in this Indenture, including the payment of cash in lieu of fractional shares of Common Stock in accordance with Article 11.

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written, signifying their agreements contained in this Indenture.

                              VISHAY INTERTECHNOLOGY, INC.



                              By: /s/ Richard N. Grubb
                                 ---------------------------------
                                   Name:  Richard N. Grubb
                                   Title: Chief Financial Officer and
                                          Executive Vice President


                              WACHOVIA BANK, NATIONAL ASSOCIATION
                              not in its individual capacity
                              but solely as Trustee


                              By: /s/ Alan G. Finn
                                 --------------------------
                                   Name:  Alan G. Finn
                                   Title: Vice President

                                    EXHIBIT A
                               (Face of Security)

                           [Global Securities Legend]

     [The following legend shall appear on the face of each Global Security:

      THIS CONVERTIBLE SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SUBORDINATED NOTE FOR ALL PURPOSES.]

      [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED CONVERTIBLE SUBORDINATED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR NOMINEE.]

                         [Restricted Securities Legend]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF VISHAY INTERTECHNOLOGY, INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF VISHAY INTERTECHNOLOGY, INC. OTHER THAN (1) TO VISHAY INTERTECHNOLOGY, INC., (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS AND, IN THE CASE OF ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (3) OR (4), SUBJECT TO THE RIGHTS OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF VISHAY INTERTECHNOLOGY, INC. THAT IT IS A QUALIFIED INSTITUTIONAL BUYER. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

CUSIP No.:
          --------------------
ISIN:                                                 $
     -------------------------                         -----------------------


                          Vishay Intertechnology, Inc.
                3 5/8% CONVERTIBLE SUBORDINATED NOTE DUE 2023

      VISHAY INTERTECHNOLOGY, INC. promises to pay to CEDE & CO. or registered assigns, the principal sum of _____________________
($______________) on August 1, 2023, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for.

      Interest Payment Dates:  February 1 and August 1 commencing February 1,
2004

      Regular Record Dates:  January 15 and July 15

      The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                    VISHAY INTERTECHNOLOGY, INC.



                                    By:
                                        ------------------------------
                                        Name:
                                        Title:


Certificate of Authentication

This is one of the Convertible Subordinated Notes described in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION
as Trustee


By:
   ---------------------------------
      Authorized Signatory



Dated:
            ------------------------------

                               (Back of Security)

                          VISHAY INTERTECHNOLOGY, INC.
                 3 5/8% CONVERTIBLE SUBORDINATED NOTES DUE 2023

      1. Interest. Vishay Intertechnology Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest (and Additional Amounts, if any) semiannually in arrears on February 1 and August 1 of each year, beginning February 1, 2004. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from August 6, 2003. Interest and Additional Amounts, if any will be computed on the basis of a 360-day year composed of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed. Interest payments on this Note will include accrued interest from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including August 6, 2003, if no interest has been paid), to but excluding the related Interest Payment Date or date of maturity, as the case may be.

      2. Method of Payment. The Company will pay interest and Additional Amounts, if any, on the Notes (except defaulted interest) to the person in whose name each Note is registered at the close of business on the January 15 or July 15 (each, a "Regular Record Date") immediately preceding the relevant Interest Payment Date (other than with respect to a Note or portion thereof (i) with respect to which a notice of redemption shall have been mailed by the Company in accordance with Section 4.03 of the Indenture, which notice of redemption shall specify a Redemption Date that is after the close of business on a Regular Record Date and prior to the next Interest Payment Date, or (ii) repurchased in connection with a Fundamental Change on a Fundamental Change Repurchase Date that is after the close of business on a Regular Record Date and prior to the next Interest Payment Date, in which case accrued interest and Additional Amounts, if any, shall be payable (unless such Note or portion thereof is converted) to the Holder of the Note or portion thereof redeemed or repurchased in accordance with the applicable provisions of the Indenture).

      The Holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal and interest, Additional Amounts, if any, and Redemption Price, Purchase Price and Fundamental Change Repurchase Price, as applicable), on the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company's office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee. If the Notes are held in global form, principal and interest (including Additional Amounts, if any, Redemption Price, Purchase Price and Fundamental Change Repurchase Price, as applicable), on the Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least two days prior to the applicable Regular Record Date. With respect to Notes held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

      3. Paying Agent, Registrar and Conversion Agent. Wachovia Bank, National Association (together with any successor Trustee under the Indenture referred to below, the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture, dated as of August 6, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company limited as provided in the Indenture to $450,000,000 in aggregate principal amount, unless an election has been made as set forth in Article 2 of the Indenture to increase such aggregate principal amount to an amount not to exceed $500,000,000.

      Capitalized terms not defined herein have the same meaning as is given to them in the Indenture.

      5. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a Holder to pay any taxes and fees permitted by the Indenture.

      6. Persons Deemed Owners. The person in whose name the Notes are registered on the Registrar's books will be treated as its owner for all purposes.

      7. Amendments and Waivers. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default (except a Default or Event of Default in the payment of principal of or interest or Additional Amounts, if any, on the Notes) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

      Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) cure any ambiguity, defect or inconsistency or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable, provided that such amendment does not materially and adversely affect the rights of the Holders under the Indenture; (b) evidence the succession of another person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company under the Indenture and the Notes; (c) provide for the conversion rights of Holders in the event of consolidation or merger or sale of all or substantially all of the assets of the Company; (d) in the case of certain corporate transactions, modify the provisions of the Indenture relating to the rights of Holders to repurchase Notes following a Fundamental Change; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (g) make any changes that would provide the Holders with any additional rights or benefits or that do not adversely affect the legal rights under the Indenture of any Holder; (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (i) modify the restrictions on, and procedures for, resale and other transfers of the Notes or the shares of Common Stock issuable upon conversion of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally.

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change the fixed maturity of any Note or, except as permitted pursuant to Section 9.01 of the Indenture, alter the redemption or repurchase provisions with respect to the Notes; (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest, and Additional Amounts, if any, and any Redemption Price, Purchase Price or Fundamental Change Repurchase Price, if applicable, on any Note; (d) waive a Default or Event of Default in the payment of principal or interest or Additional Amounts, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (e) make the principal or interest or Additional Amounts, if any, on any Note payable in money other than as provided for in the Indenture and in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders to receive payments of principal of or interest or Additional Amounts, if any, and any Redemption Price, Purchase Price or Fundamental Change Repurchase Price, if applicable, on the Notes; (g) waive a Fundamental Change Repurchase Price with respect to any Note; (h) increase the Conversion Price or, except as permitted by the Indenture (including Section 9.01), modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof; or (i) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes or the provisions of clauses (a) through (i) of Section 9.02 of the Indenture.

      8. Redemption and Purchase. The Company, at its option, may redeem all or a portion of the Notes on or after August 1, 2010 at a redemption price in cash ("Redemption Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

      Subject to the terms and conditions of the Indenture, Notes shall be purchased by the Company at the option of the Holder thereof, in whole or in part, at a purchase price (the "Purchase Price") equal to 100% of the principal amount thereof, plus any accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the relevant Purchase Date of August 1, 2008, August 1, 2010, August 1, 2013 and August 1, 2018, as applicable, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 business days prior to the relevant Purchase Date until the close of business on the third business day prior to such Purchase Date. The Company may choose to pay the Purchase Price in cash or shares of Common Stock or any combination of cash and Common Stock, as provided in the Indenture.

      Following a Fundamental Change, the Company shall make a Fundamental Change Offer to repurchase all Notes then outstanding at a Fundamental Change Repurchase Price equal to (i) beginning on August 6, 2003 and ending on July 31, 2008, 105% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Fundamental Change Repurchase Date or (ii) on August 1, 2008 and thereafter, 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Fundamental Change Repurchase Date, in each case in accordance with the terms and conditions set forth in the Indenture. The Company may choose to pay the Fundamental Change Repurchase Price in cash or shares of Common Stock or any combination of cash and shares of Common Stock, as provided in the Indenture. If the Company elects to pay all or a portion of the Fundamental Change Repurchase Price in shares of Common Stock, the shares of the Common Stock will be valued at 98% of the Market Price of the Common Stock. To accept the Fundamental Change Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note with the "Fundamental Change Repurchase Notice" portion thereof completed to the Trustee, with a copy to the Paying Agent, at any time on or prior to the Fundamental Change Offer Termination Date, as provided in the Indenture.

      9. Conversion. Subject to the provisions of this paragraph 9 and the Company's right to deliver cash or a combination of cash and Common Stock in lieu of delivering Common Stock upon a conversion, and subject to and upon compliance with the provisions of the Indenture, the principal amount of the Note, or any portion of such principal amount which is $1,000 or an integral multiple thereof, may be converted, prior to the close of business on the maturity date of the Notes, subject to the conditions and during the periods described below, into that number of fully paid and non-assessable shares of Common Stock obtained by dividing the principal amount of the Note or portion thereof to be converted by the conversion price of $21.28 per share, as adjusted from time to time as provided in the Indenture (the "Conversion Price"), upon surrender of the Note to the Company at the office or agency maintained for such purpose (or at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered Holder of this Note, by instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or its duly authorized attorney).

      In case such surrender shall be made during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date, the Note also shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the accrued and unpaid interest, if any, otherwise payable on such Interest Payment Date on the principal amount of the Note then being converted; provided, however, that no such payment need be made if (i) there exists at the time of conversion a default in the payment of principal of or interest or Additional Amounts, if applicable, on the Notes (including any principal of or interest payable in connection with a repurchase pursuant to Section 4.08 or Section 4.09 and a redemption pursuant to
Section 4.01); or (ii) the Company shall have specified a Redemption Date that is after the Regular Record Date and prior to such Interest Payment Date. Subject to the aforesaid requirement for a payment in the event of conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date, no adjustment shall be made on conversion for interest, if any, accrued and unpaid hereon or for dividends on Common Stock delivered on conversion.

      The Conversion Price will be adjusted for dividends or distributions on Common Stock payable in Common Stock; subdivisions or combinations of Common Stock; distributions to all holders of Common Stock of certain rights or warrants to purchase Common Stock, for a period expiring within 60 days after the date of such distribution, at a price less than the Current Market Price; distributions to all holders of Common Stock of shares of Capital Stock (other than Common Stock), cash or evidences of the Company's indebtedness or assets; purchases of the Common Stock pursuant to tender offers by the Company or any Subsidiary of the Company; and certain reclassifications, consolidations, mergers, share exchanges, combinations and sales, conveyances or other dispositions of all or substantially all of the property and assets of the Company, in each case, in accordance with the terms and conditions set forth in the Indenture. Additionally, the Indenture permits the Company to, from time to time, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company's best interests, which determination shall be conclusive and described in a resolution of the Board of Directors.

      The Company shall not issue fractional shares or scrips representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the Current Market Price of the Common Stock for the five consecutive trading days immediately preceding the Conversion Date. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion.

      A Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      Conversion Upon Satisfaction of Sale Price Condition. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock in any calendar quarter after the quarter ending September 30, 2003 if the last reported sale price of the Common Stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on such last trading day.

      The "last reported sale price" of the Common Stock on any date means the last reported sale price for such Common Stock, as set forth in Section 11.05(g) of the Indenture.

      Conversion Based on Trading Price of the Notes. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock during the five business day period following any 10 consecutive trading days in which the average of the trading prices for the Notes for that 10 trading days was less than 98% of the average of the last reported sale prices (as defined in Section 11.05(g) of the Indenture) of the Common Stock during such period multiplied by the Conversion Rate. The "Conversion Rate" shall be equal to the number of shares of Common Stock issuable upon conversion of a Note per $1,000 of principal amount thereof (i.e., $1,000 principal amount of the Note being converted divided by the applicable Conversion Price).

      The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $10,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot be obtained, but two such bids are obtained by the Trustee, then the average of the two bids shall be used. If the Trustee cannot reasonably obtain at least two bids for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will be deemed to be equal to 97.9% of (a) the Conversion Rate of the Notes as of the applicable date of determination multiplied by (b) the last reported sale price (as set forth in Section 11.05 of the Indenture) of the Common Stock on such determination date.

      The Trustee will determine the trading price of the Notes during the applicable period at the request of the Company. The Company shall make such request upon receipt of reasonable evidence from the Holder that the condition to conversion based upon the trading price of the Notes has been or may be satisfied.

      Conversion Upon Credit Rating Event. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this
Note into shares of Common Stock at any time during any period that the Notes are rated by either Standard & Poor's Rating Group and Moody's Investor Services, Inc. and the credit rating initially assigned to the Notes by either such rating agency is reduced by two or more ratings levels, if the credit rating assigned to the Notes is suspended or withdrawn by both such rating agencies or if the Notes are no longer rated by at least one of such rating agencies..

      Conversion Upon Notice of Redemption. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert into shares of Common Stock this Note or a portion hereof that has been called for redemption pursuant to Article 4 of the Indenture; provided that such Note or portion hereof is surrendered for conversion on or prior to the close of business on the second business day immediately preceding the Redemption Date in accordance with the terms of the Indenture.

      Conversion Upon Specified Corporate Transactions. Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock in the event that the Company (i) issues rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase, for a period expiring within 60 days after the date of issuance, shares of Common Stock at a price per share less than the last reported sale price (as defined in Section 11.05(g) of the Indenture) per share of Common Stock on the trading day (as defined in Section 11.05(g) of the Indenture) immediately preceding the date of the issuance; or (ii) distributes to all holders of its outstanding shares of Common Stock any assets or debt securities of the Company, or rights to purchase any securities of the Company, which distribution has a per share value, as determined by the Board of Directors (whose determination shall be conclusive and described in a resolution of the Board of Directors), that exceeds 15% of the last reported sale price (as defined in Section 11.05(g) of the Indenture) per share of Common Stock on the trading day (as defined in Section 11.05(g) of the Indenture) immediately preceding the date of declaration of such distribution. The Company will be required to give notice to the Holders at least 20 business days prior to the "ex" date (as defined in Section 11.05(g) of the Indenture) for such distribution, and Notes may be surrendered for conversion at any time thereafter until the earlier of the close of business on the business day immediately prior to the "ex" date and the announcement by the Company that such distribution will not take place, even if the Notes are not otherwise convertible at such time.

      Subject to the provisions of this paragraph 9, and subject to and upon compliance with the provisions of the Indenture, and notwithstanding the fact that any other condition to conversion has not been satisfied, the Holder of this Note has the right to convert this Note into shares of Common Stock in the event the Company is a party to any consolidation, merger, share exchange or combination or a sale, conveyance or other disposition of all or substantially all of the property and assets of the Company pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in
Section 11.06 of the Indenture, the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual effective date of such transaction and, at the effective time of such transaction, the right to convert a Note into Common Stock will be deemed to have changed into a right to convert such Note into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted its Notes immediately prior to the applicable record date for such transaction.

      Notification of Right to Convert. The Company shall notify the Holders upon determination that Holders are or will be entitled to convert their Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into fully paid and non-assessable shares of Common Stock in accordance with this paragraph 9, by issuing a press release and publishing such determination on the Company's web site.

      10. Subordination. The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness. Such subordination is intended for the benefit of, and may be enforced by, each holder of Senior Indebtedness.

      11. Defaults and Remedies. An Event of Default is: (a) a default in payment of the principal on the Notes when due upon redemption, repurchase or otherwise; (b) a default for 30 days in the payment of any installment of interest or Additional Amounts on the Notes when due (including any interest payable in connection with a repurchase or redemption of the Notes pursuant to the terms of the Indenture); (c) a default for 10 days in the Company's obligation to satisfy its conversion obligations upon a Holder's exercise of its conversion rights; (d) a failure to comply with or observe in any material respect any covenant or agreement of the Company in respect of the Notes as set forth in the Indenture for 60 days after written notice to the Company from the Trustee or to the Company and the Trustee from Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (e) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary (other than any such Indebtedness which is non-recourse to the Company or such Subsidiary), which default is caused by a failure to pay when due any principal on such Indebtedness at the final stated maturity date of such Indebtedness, which failure continues beyond any applicable grace period, or results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a payment default at the final stated maturity thereof or the maturity of which has been so accelerated, aggregates to $25 million or more and such payment default is not cured or such acceleration is not annulled within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; and (f) certain events involving bankruptcy, insolvency or reorganization of the Company or its Material Subsidiaries.

      If an Event of Default occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest and Additional Amounts, if any, on all Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Notes become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations,

Holders of at least a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal of, or interest or Additional Amounts, if any, and the Redemption Price, Purchase Price or Fundamental Change Repurchase Price, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee in accordance with the terms of the Indenture.

      12. Trustee Dealings With the Company. Subject to Section 7.10 of the Indenture, the Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

      13. No Recourse Against Others. No director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability with respect to each director, officer, employee, stockholder and Affiliate of the Company. The waiver and release are part of the consideration for the Notes.

      14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

      16. Registration Rights Agreement. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated August 6, 2003, between the Company and the Initial Purchasers (the "Registration Rights Agreement").

      In accordance with the terms of the Registration Rights Agreement, during any period in which a Registration Default (as defined in the Registration Rights Agreement) has occurred and is continuing, the Company will pay Additional Amounts in an amount equal to (1) .25% (or 25 basis points) per annum per $1,000 principal amount of Notes or $2.50 per annum per 46.9925 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and similar events) constituting Transfer Restricted Securities (as defined in the Registration Rights Agreement), for the period up to and including the 90th day during which a Registration Default has occurred and is continuing and (2) .50% (or 50 basis points) per annum per $1,000 principal amount of Notes, or $5.00 per annum per
46.9925 shares of our common stock (subject to adjustment in the event of a stock split, stock recombination, stock dividend and similar events) constituting Transfer Restricted Securities for the period including and subsequent to the 91st day during which such Registration Default has occurred and is continuing.

      Additional Amounts in respect of the Notes, if any, will be payable in cash semiannually, in arrears, on each Interest Payment Date to the person in whose name each Note is registered at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date, and will cease to accrue on the date the Registration Default is cured. The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, Pennsylvania 19355, Attention: Secretary, Telephone No.: (610) 644-1300.

      17. Sinking Fund. The Notes do not have the benefit of any sinking fund obligations.

                            FORM OF CONVERSION NOTICE

To:  VISHAY INTERTECHNOLOGY, INC.

      The undersigned beneficial owner of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Vishay Intertechnology, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the beneficial owner hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Note.

Dated:                                     ------------------------------------

Fill in for registration of shares if      ------------------------------------
to be delivered, and Notes if to be
issued, other than to and in the name      ------------------------------------
of the beneficial owner (Please Print):    Signature(s)

_____________________________________      Principal amount to be converted
              (Name)                       (if less than all):

_____________________________________      $____________,000
           (Street Address)

____________________________________       Social Security or other Taxpayer
       (City, State and Zip Code)          Identification Number

Signature Guarantee:*
--------------------------------------
* Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder(s).

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

      (I) or (we) assign and transfer this Note to

------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
-----------------------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)

Date:  ________________________________

Medallion Signature Guarantee:
                                ---------------------------------------------

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Notes evidenced by this certificate that are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Notes are being transferred:

      CHECK ONE BOX BELOW

      (1)   [_] to the Company; or

      (2) [_] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

      (3) [_] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder; or

      (4) [_] pursuant to and in compliance with another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications, legal opinions and other information as the

Company has reasonably requested in writing; provided that this paragraph shall not be applicable to any Notes which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
              ---------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Date:
      ------------------

Medallion Signature Guarantee:
                             --------------------------------------------------

                             FORM OF PURCHASE NOTICE

                                                   ----------------, ---

Wachovia Bank, National Association
123 South Broad Street
Philadelphia, Pennsylvania 19109
Attention:  Corporate Trust Administration, PA1249

Vishay Intertechnology, Inc.
63  Lincoln Highway
Malvern, PA  19355

Re:   Re:   Purchase of  $________ Principal Amount of
      3 5/8% Convertible Subordinated Notes due 2023
      (the "Securities") of Vishay Intertechnology, Inc. (the "Company")

      Certificate No(s).  of Securities:
                                         -------------------

      This is a Purchase Notice as defined in Section 4.08(a) of the Indenture dated as of August 6, 2003 (the "Indenture") between the Company and Wachovia Bank, National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

      I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 4.08(a) of the Indenture (in multiples of $1,000): $__________________.

      I hereby agree that the Securities will be purchased as of the Purchase Date pursuant to the terms and conditions thereof and of the Indenture.

      [In the event that the Company elects, pursuant to the Indenture, to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the Purchase Date, I elect (check one):

      [ ] (1) to withdraw this Purchase Notice as to all of the Securities to which it relates;

      [ ] (2) to withdraw this Purchase Notice as to $___________________ principal amount of Securities (Certificate No(s).
               ____________________); or

      [ ] (3) to receive cash in respect of the entire Purchase Price for all Securities or portions thereof to which this Purchase Notice relates.]

                                 Signed:
                                        ------------------------------------

                                 Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Notes are to be delivered, other than to or in the name of the registered holder.


                                 ___________________________________________
                                             Signature Guarantee

                      FUNDAMENTAL CHANGE REPURCHASE NOTICE

If you wish to have this Note repurchased by the Company pursuant to Section
4.09 of the Indenture, check the Box: [_]

If you wish to have a portion of this Note (Certificate No(s) _________) repurchased by the Company pursuant to Section 4.09 of the Indenture, state the amount (in multiples of $1,000): $____________, 000.

      [In the event that the Company elects, pursuant to the Indenture, to pay the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Fundamental Change Repurchase Price is ultimately payable entirely in cash because any of the conditions to payment of the Fundamental Change Repurchase Price in shares of Common Stock is not satisfied prior to the close of business on the Fundamental Change Repurchase Date, I elect (check one):

      [ ] (1) to withdraw this Fundamental Change Repurchase Notice as to all of the Securities to which it relates;

      [ ] (2) to withdraw this Fundamental Change Repurchase Notice as to $___________________ principal amount of Securities (Certificate No(s). ____________________); or

      [ ] (3) to receive cash in respect of the entire Fundamental Change Repurchase Price for all Securities or portions thereof to which this Fundamental Change Repurchase Notice relates.]



Date: _________________

Your Signature:
               ---------------------------------
(Sign exactly as your name appears on the other side of this Note)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if Notes are to be delivered, other than to or in the name of the registered holder.


_______________________________________________
              Signature Guarantee

                                    EXHIBIT B

                    [FORM OF RESTRICTED COMMON STOCK LEGEND]

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF VISHAY INTERTECHNOLOGY, INC. THAT THIS SECURITY MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE LATER OF (X) THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OR (Y) THREE MONTHS AFTER SUCH HOLDER CEASES TO BE AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF VISHAY INTERTECHNOLOGY, INC., OTHER THAN (1) TO VISHAY INTERTECHNOLOGY, INC., (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS AND, IN THE CASE OF ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2) OR (3), SUBJECT TO THE RIGHTS OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                                    EXHIBIT C

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

          (Transfers pursuant to Section 11.11(b) of the Indenture)

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY  10038

      Re: Vishay Intertechnology, Inc. 3 5/8% Convertible Subordinated Notes due 2023 (the "Convertible Subordinated Notes")

      Reference is hereby made to the Indenture dated as of August 6, 2003 (the "Indenture") between Vishay Intertechnology, Inc. and Wachovia Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

      This letter relates to _________ shares of Common Stock [represented by the accompanying certificate(s) that were] [to be] issued upon conversion of Convertible Subordinated Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

      In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

      CHECK ONE BOX BELOW

      (1) [_]  to the Company; or

      (2) [_] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder; or

      (3) [_] pursuant to and in compliance with another available exemption from the registration requirements of the Securities Act of 1933
               .

      Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock [evidenced by this certificate] [to be issued to] in the name of any person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications, legal opinions and other information as the Company has reasonably requested in writing.

                                    [Name of Transferor],


                                    By:
                                       --------------------------------------

                                    Name:
                                         ------------------------------------

                                    Title:
                                          -----------------------------------


Dated:
      ------------------



                                      C-2